                                                                   Exhibit 10.39

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                            ASSET PURCHASE AGREEMENT

                                      among

                            AMERIGROUP FLORIDA, INC.,

                                   AVMED, INC.

                                       and

                            SANTAFE HEALTHCARE, INC.

                                 March 15, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE 1 PURCHASE AND SALE OF ASSETS.........................................  2
   1.1 Assets to be Sold to Buyer.............................................  2
   1.2 Excluded Assets........................................................  3
ARTICLE 2 ASSUMPTION OF LIABILITIES...........................................  4
   2.1 Assumed Liabilities....................................................  4
   2.2 Excluded Liabilities...................................................  4
ARTICLE 3 PURCHASE PRICE, MANNER OF PAYMENT AND CLOSING.......................  6
   3.1 Purchase Price.........................................................  6
   3.2 Purchase Price Adjustment..............................................  6
   3.3 Manner of Payment......................................................  8
   3.4 Closing and Effective Date.............................................  9
   3.5 Allocation of Purchase Price...........................................  9
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER'S PARENT........  9
   4.1 Organization, Good Standing, Qualification and Subsidiaries............  9
   4.2 Authorization, etc....................................................  10
   4.3 No Legal Bar..........................................................  10
   4.4 Financial Matters.....................................................  11
   4.5 Absence of Undisclosed Liabilities....................................  12
   4.6 Absence of Certain Changes or Events..................................  12
   4.7 Providers and Provider Contracts......................................  13
   4.8 Status of Seller's Florida Medicaid Contract..........................  15
   4.9 Medicaid Members and Services.........................................  15
   4.10 Title to Assets; Liens, etc..........................................  16
   4.11 Tax Matters..........................................................  16
   4.12 No Litigation........................................................  16
   4.13 Compliance with Laws.................................................  16
   4.14 Rights in Name.......................................................  17
   4.15 Insurance............................................................  17
   4.16 Affiliate Relationships..............................................  17
   4.17 No Bankruptcy........................................................  17
   4.18 Broker's and Other Fees..............................................  17
   4.19 Scope of Representations and Warranties; Misstatements and
           Omissions.........................................................  17
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER............................  18
   5.1 Organization, Good Standing, Qualification and Subsidiaries...........  18
   5.2 Authorization, etc....................................................  18
   5.3 No Legal Bar..........................................................  18
   5.4 No Bankruptcy.........................................................  19
   5.5 Broker's and Other Fees...............................................  19
   5.6 Compliance with Laws..................................................  19
   5.7 Availability of Funds.................................................  19

   5.8 Scope of Representations and Warranties; Misstatements and Omissions..  19
ARTICLE 6 CLOSING CONDITIONS.................................................  20
   6.1 Conditions of Each Party's Obligations Under this Agreement...........  20
   6.2 Conditions to Closing of Buyer........................................  21
   6.3 Conditions to Closing of Seller.......................................  23
   6.4 Waiver of Conditions..................................................  24
ARTICLE 7 COVENANTS OF THE PARTIES...........................................  24
   7.1 Covenants Related to Closing..........................................  24
   7.2 Additional Covenants of Seller........................................  27
   7.3 Other General Covenants...............................................  30
ARTICLE 8 EXPENSES, INDEMNITY AND SURVIVAL...................................  35
   8.1 Expenses..............................................................  35
   8.2 Indemnification by Seller and Seller's Parent.........................  36
   8.3 Indemnification by Buyer..............................................  37
   8.4 No Offsets............................................................  38
   8.5 Indemnification Procedure--Third Party Claims.........................  38
   8.6 Indemnification Procedure--Other Claims...............................  39
   8.7 Survival..............................................................  39
   8.8 Exclusive Remedy; Mitigation; No Double Recovery......................  40
ARTICLE 9 TERMINATION........................................................  40
   9.1 Termination of Agreement..............................................  40
   9.2 Effect of Termination.................................................  41
ARTICLE 10 DEFINITIONS.......................................................  41
   10.1 Certain Defined Terms................................................  41
   10.2 Accounting Terms.....................................................  46
   10.3 Other Definition Provisions..........................................  46
ARTICLE 11 GENERAL PROVISIONS................................................  46
   11.1 Amendments and Waivers; Construction.................................  46
   11.2 Successors and Assigns...............................................  46
   11.3 Counterparts.........................................................  46
   11.4 No Waivers by Implication............................................  46
   11.5 Notices..............................................................  47
   11.6 Reproductions........................................................  48
   11.7 Entire Agreement.....................................................  48
   11.8 Exhibits, Schedules and Attachments..................................  48
   11.9 Rights Cumulative....................................................  48
   11.10 Governing Law, Waiver of Jury Trial, etc............................  49
   11.11 Severability........................................................  49
   11.12 Captions............................................................  49
   11.13 Third Party Rights..................................................  49
   11.14 Time of Essence.....................................................  49
   11.15 Written Agreement Required/No Oral Modification.....................  49

                             EXHIBITS AND SCHEDULES

Exhibit A   Form of Escrow Agreement
Exhibit B   Form of Bill of Sale and Assignment
Exhibit C   Form of Noncompetition Agreement
Exhibit D   Form of Seller's Opinion
Exhibit E   Form of Assignment and Assumption Agreement
Exhibit F   Form of Buyer's Opinion

Schedule 1.1(d)      Provider Database Elements
Schedule 3.5         Allocation of Purchase Price
Schedule 4.4(a)      Financial Statements
Schedule 4.5         Exceptions re: No Liabilities
Schedule 4.6         Exceptions re: Absence of Certain Changes or Events
Schedule 4.7(a)      Seller Medicaid Providers
Schedule 4.7(a)(i)   Seller Medicaid Providers With No Written Contracts
Schedule 4.7(b)      Exceptions re: Enforceability of Designated Provider Contracts
Schedule 4.7(c)      Contingent Provider Contracts
Schedule 4.7(e)      Designated Provider Contracts with Profit Sharing Components, etc.
Schedule 4.7(f)      Designated Provider Contracts with Substantial Financial Risk
Schedule 4.7(g)      Complaints by Seller Medicaid Providers
Schedule 4.7(h)      Exceptions re: Credentialing
Schedule 4.9(b)      Complaints From Members
Schedule 4.12        Litigation
Schedule 4.13        Compliance with Laws; Government Examinations
Schedule 4.15        Insurance
Schedule 4.16        Affiliate Provider Contracts
Schedule 7.1         List of Designated Provider Contracts
Schedule 10.1        List of Seller Vice Presidents

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of the 15th day of March, 2003 among AVMED, INC., a Florida not-for-profit corporation ("Seller"), SANTAFE HEALTHCARE, INC., a Florida not-for-profit corporation ("Seller's Parent"), and AMERIGROUP FLORIDA, INC., a Florida corporation ("Buyer"). (Seller, Seller's Parent and Buyer are sometimes hereinafter referred to collectively as the "Parties" and each individually as a "Party".) (Capitalized terms not defined when used shall have the meanings given such terms in ARTICLE 10.)

                                    RECITALS:

     A. Seller's Parent is the sole corporate member of Seller and is a party to this Agreement as and to the extent its interests appear below.

     B. Seller is licensed and approved by the Florida Department of Financial Services ("DFS") and the Florida Agency for Health Care Administration ("AHCA") to operate a health maintenance organization ("HMO") in the State of Florida and operates a Medicaid plan under the name "St. Augustine Medicaid, a division of AvMed" ("Seller's Medicaid Plan").

     C. Buyer is also licensed and approved by DFS and AHCA and operates an HMO and Medicaid plan in the State of Florida under the name "AMERIGROUP Florida" ("Buyer's Medicaid Plan").

     D. Pursuant to the State of Florida Medicaid program (the "Florida Medicaid Program"), AHCA has entered into Standard Contract No. FA 313 with Seller ("Seller's Florida Medicaid Contract") to arrange for the provision of certain health care services to certain eligible recipients who are enrolled in Seller's Medicaid Plan under Seller's Florida Medicaid Contract (collectively, the "Members"), and Seller has established management systems and a network of healthcare providers and subcontractors (each, a "Seller Medicaid Provider") in those Florida counties in which it has contracted with AHCA to provide the requisite services to the Members (the business owned and operated by Seller as described above is hereinafter referred to as the "Medicaid Business").

     E. Pursuant to the Florida Medicaid Program, AHCA also has a contract with Buyer ("Buyer's Florida Medicaid Contract") to arrange for the provision of certain health care services to certain eligible Medicaid recipients who are enrolled in Buyer's Medicaid Plan under Buyer's Florida Medicaid Contract.

     F. On and subject to the terms and conditions set forth in this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain intangible assets related to the Medicaid Business, and the Parties desire to work cooperatively to obtain the requisite approvals to effect, at Closing, the sale, transfer, conveyance, assignment and delivery by Seller to Buyer of such intangible assets so that at Closing Seller's Florida Medicaid Contract would be terminated and all of the Members (other than those who voluntarily opt-out pursuant to AHCA rules and procedures or lose eligibility) would be enrolled in Buyer's Medicaid Plan with Buyer continuing to provide the requisite health care services to such Members under Buyer's Florida Medicaid Contract.

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     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1 Assets to be Sold to Buyer. On the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties herein contained, Seller shall sell, transfer, convey, assign and deliver to Buyer, on the Closing Date, all of its right, title and interest in and to the following intangible assets used in the Medicaid Business (the "Special Intangible Medicaid Assets"), free and clear of all Liens:

          (a) Rights to Provide Services under Seller's Florida Medicaid Contract, Etc. Any and all rights of Seller under Seller's Florida Medicaid Contract to provide services to Members from and after the Effective Date, and the corresponding right to all capitation payments paid or payable by AHCA with respect to such Members (and other persons), for periods of service from and after the Effective Date;

          (b) Rights Under Assumed Provider Contracts. All of Seller's rights from and after the Effective Date under the Designated Provider Contracts (determined pursuant to Section 7.1 below) assigned or transferred to Buyer as of Closing in accordance with Section 7.1 below (the "Assumed Provider Contracts"), provided, to the extent any such Designated Provider Contract relates to multiple product lines (e.g., commercial and Medicaid) (a "Dual Product Provider Contract"), such Designated Provider Contract will only be assigned to Buyer if such contract or a consent to assignment permits assignment in part and then the rights assigned to Buyer with respect to such Designated Provider Contract shall be limited to the rights with respect to the services provided and to be provided to Members and other persons receiving health care services under Buyer's Medicaid Plan;

          (c) Member Information. All information relating to Members which is in Seller's possession at Closing and which is necessary or customarily used by Seller in connection with the operation, ownership and management of Seller's Medicaid Plan and complying with all requirements of Seller's Florida Medicaid Contract and applicable laws and regulations, including lists (in all media used by Seller, electronic or otherwise) of all Members containing names, addresses, identification numbers and provider data, together with all medical and claim histories and preauthorized records, and all Member eligibility data distributed by AHCA through ACS or otherwise (which information shall be distributed directly to Buyer from and after Closing);

          (d) Certain Designated Medicaid Provider Information. An electronic and hard copy list of all Designated Medicaid Providers who or which are a party to an Assumed Provider Agreement; electronic extracts of all of Seller's AMISYS and credentialing data as of Closing

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containing, among other things, for each such Designated Medicaid Provider, the elements listed on Schedule 1.1(d); copies (in all media used by Seller) of the Assumed Provider Contracts; the credentialing files for all Designated Medicaid Providers who or which are contracted through an Assumed Provider Contract; and all books, records and reports in Seller's possession at Closing with respect to such providers to the extent such books, records and reports relate to the services provided by such providers to the Medicaid Business or to the credentialing of such providers;

          (e) Additional Information. Copies of any policies, procedures, manuals and other information in Seller's possession at Closing used solely in connection with Seller's Florida Medicaid Business and otherwise pertaining to the Members and/or Seller's Medicaid Plan;

          (f) Brand Name. All of Seller's rights and interest in and to the name "St. Augustine Medicaid", any and all trademarks and service marks related to such name, if any, and all goodwill and rights associated therewith, including all rights to protection of interests therein in all jurisdictions (for avoidance of doubt, to the extent such name has been used in combination with Seller's other names or logos, nothing herein shall be deemed or construed to transfer to Buyer any rights or interest in such other names or logos);

          (g) Claims and Rights. Claims and rights of every kind relating to the Special Intangible Medicaid Assets and/or the ownership of the Medicaid Business after the Effective Date, including prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment, except to the extent such claims and rights relate to an Excluded Asset or an Excluded Liability; and

          (h) Goodwill. All goodwill of the Medicaid Business related to the foregoing assets.

     1.2 Excluded Assets. Notwithstanding anything in Section 1.1 of this Agreement to the contrary, Seller shall only be obligated to sell, and Buyer shall only be entitled to purchase, the Special Intangible Medicaid Assets, and Seller shall not have any obligation to sell to Buyer, nor shall Buyer have any purchase rights with respect to, Seller's other assets (the "Excluded Assets"). The Excluded Assets shall include:

          (a) All of Seller's cash, cash equivalents, investment assets, bank accounts, statutory deposits and accounts receivable held or existing as of Closing (excluding any capitation payments received by Seller which relate to periods from and after the Effective Date, which Seller shall promptly turn over to Buyer);

          (b) All provider contracts of Seller that are not listed on Schedule
7.1 as a Designated Provider Contract and all Contingent Provider Contracts that are not assigned or transferred to Buyer as of Closing (the "Excluded Provider Contracts");

          (c) All of Seller's owned real property, if any, and all of Seller's tangible personal property;

          (d) All of Seller's leases and subleases of real and personal property;

          (e) All Tax refund claims of Seller of any type or description;

          (f) All of Seller's Benefit Plans and employment agreements;

          (g) Seller's corporate minute books and records;

          (h) Seller's information systems and proprietary processes;

          (i) All rights to payments or recoveries due Seller from third parties relating to services provided prior to the Effective Date and services in connection with Excluded Claims, including, without limitation, rights to reinsurance recoveries, rebates, refunds and subrogation; provided, in no event shall Seller be entitled to capitation payments from AHCA relating to periods from and after the Effective Date (for avoidance of doubt, Seller's right to payments or recoveries from third parties relating to the Excluded Claims shall not entitle Seller to any capitation paid on or after the Effective Date with respect to such Members);

          (j) Any and all other assets of Seller which are not related to the Special Intangible Medicaid Assets and/or the Medicaid Business.

                                   ARTICLE 2

                            ASSUMPTION OF LIABILITIES

     2.1 Assumed Liabilities. Buyer agrees that at Closing it will assume, and agrees to fully and faithfully pay, perform and discharge, as the case may be, when due, only the following obligations of Seller (the "Assumed Liabilities"):

          (a) The coverage and provision of health care services to Members who are transferred to Buyer, but only to the extent such services are required under Buyer's Florida Medicaid Contract and accrue and relate to dates of service from and after the Effective Date (and are not otherwise Excluded Claims); and

          (b) Subject to Section 2.2 below, the obligations and liabilities under the Assumed Provider Contracts, but only to the extent of contractual obligations and liabilities which are to be initially performed or which accrue from and after the Effective Date and relate solely to services provided from and after the Effective Date (excluding Excluded Claims); provided, in the case of Dual Product Provider Contracts, such assumed obligations and liabilities shall apply only to the Medicaid Business.

The Parties specifically acknowledge and agree that neither the assignment by Seller of its rights under Seller's Florida Medicaid Contract pursuant to
Section 1.1(a) above nor the terms of this Section 2.1 shall be deemed or construed to be an assumption by Buyer of all of Seller's duties and obligations under Seller's Florida Medicaid Contract.

     2.2 Excluded Liabilities. Notwithstanding any provision of this Agreement or any other document or instrument to the contrary, Buyer shall have the obligation to assume only the Assumed Liabilities, Buyer shall not assume any other liability or obligation of Seller, regardless of whether such obligation arises before or after the Effective Date, all of which shall be retained by Seller (the "Excluded Liabilities"), and the Excluded Liabilities shall be deemed to include, without limitation:

          (a) All medical claim liabilities of Seller or the Medicaid Business related to periods and dates of service prior to the Effective Date, including, without limitation, IBNR;

          (b) Any and all claims included in any of the following categories (the "Excluded Claims"): (i) all medical claim liabilities (whether accruing before or after the Effective Date) which relate to a preauthorization and/or an admission which after the date of this Agreement and prior to the Effective Date was erroneously denied or improperly pended, (ii) for non-maternity cases, all medical claim liabilities (whether accruing before or after the Effective Date) which relate to a Member who is admitted to a hospital or other inpatient facility through the Effective Date (a "Span Admission"); provided, with respect to the liabilities arising under this subsection (ii), Seller shall not have any liability related to a Span Admission for services rendered after the earlier of
(x) the tenth (10th) day after the Effective Date; and (y) the date such Member is discharged (a Member shall not be deemed discharged if re-admitted within forty-eight (48) hours of the time of discharge), and (iii) for maternity cases, all medical claim liabilities (whether accruing before or after the Effective
Date) which relate to a Span Admission for both the mother and newborn until both the mother and newborn are discharged (a Member shall not be deemed discharged if re-admitted within forty-eight (48) hours of the time of discharge), provided, with respect to medical claim liabilities of any newborn transferred to a neonatal intensive care unit, Seller shall not have any liability for services rendered after the tenth (10th) day after the Effective Date (although under this Section 2.2(b) Seller is obligated to pay for Excluded Claims, Buyer shall perform medical management functions related to Span Admissions in the manner set forth Section 7.3(f) below);

          (c) Any and all debts, liabilities and administrative and other obligations arising out of or under Seller's Florida Medicaid Contract (including, without limitation, all obligations which relate to the termination or close-out of Seller's obligations under Seller's Florida Medicaid Contract);

          (d) Any and all debts, liabilities and administrative and other obligations arising out of or under the Assumed Provider Contracts (i) which accrued or were to be performed prior to the Effective Date, (ii) which relate to the dates of service (or periods of required service) prior to the Effective Date or to Excluded Claims (including claims run-out obligations and withhold or bonus pool settlements), or (iii) which arise out of a breach of any of such contracts related to events or circumstances occurring prior to the Effective Date (provided, the foregoing shall not be deemed to limit Seller's right to have liability apportioned to Buyer, if Seller is entitled to relief pursuant to
Section 8.3(a)(iii));

          (e) Seller's Benefit Plans (including all obligations pursuant to the continuation coverage rules of ERISA Sections 601-608 and Code Section 4980B) (the "Excluded Benefit Plans") and obligations to Seller's employees;

          (f) Any and all Taxes arising from or related to the ownership of the Special Intangible Medicaid Assets or the conduct of the Medicaid Business prior to the Effective Date, including any personal property and sales taxes relating to the periods prior to the Effective Date or any other Taxes payable by Seller; and

          (g) Any and all debts, liabilities and obligations of Seller which are not related to the Special Intangible Medical Assets.

                                   ARTICLE 3

                        PURCHASE PRICE, MANNER OF PAYMENT
                                   AND CLOSING

     3.1 Purchase Price. In consideration of the sale, assignment, transfer, conveyance and delivery of the Special Intangible Medicaid Assets to Buyer at Closing, and in consideration for the representations, warranties, covenants and agreements of Seller contained herein and in the Ancillary Agreements and Instruments, Buyer shall pay Seller, at the time and in the manner set forth below, an amount equal to the product determined by multiplying (a) $322.58 by
(b) the Closing Transferred Membership (defined below) (the "Preliminary Purchase Price"), subject to the adjustment pursuant to Section 3.2 below (as adjusted, the "Purchase Price").

     3.2 Purchase Price Adjustment.

          (a) Subject to Section 3.2(b) below:

               (i) If the Closing Transferred Membership is less than the Reconciled Transferred Membership, then for purposes of calculating the Purchase Price, the Preliminary Purchase Price shall be increased by an amount equal to the product determined by multiplying (A) $322.58 by (B) the difference of the Reconciled Transferred Membership minus the Closing Transferred Membership; and

               (ii) If the Closing Transferred Membership is greater than the Reconciled Transferred Membership, then for purposes of calculating the Purchase Price, the Preliminary Purchase Price shall be decreased by an amount equal to the product determined by multiplying (A) $322.58 by (B) the difference of the Closing Transferred Membership minus the Reconciled Transferred Membership.

          (b) The foregoing notwithstanding, the Purchase Price shall be an amount equal to the Preliminary Purchase Price if the increase or decrease, as applicable, in the Reconciled Transferred Membership from the Closing Transferred Membership is equal to or less than five percent (5%) of the Closing Transferred Membership (solely for purposes of an example, if the Closing Transferred Membership was 31,000, the Reconciled Transferred Membership would have to be greater than 32,550 for an upward adjustment to the Preliminary Purchase Price and less than 29,450 for a downward adjustment to the Preliminary Purchase Price).

          (c) The "Closing Transferred Membership" shall be the number of Members initially transferred to Buyer on the Effective Date, determined based on the Members initially appearing on the ACS enrollment tape used by AHCA for purposes of paying capitation to Buyer for such Members for the month of the Effective Date (the "Effective Month"). (To the extent the ACS enrollment tape does not identify such Members through use of an identifier, Seller shall deliver to Buyer copies of Seller's enrollment tape and reinstatement files for the month prior to the Effective Date so that a comparison can be performed for purposes of identifying the Members.)

          (d) The "Reconciled Transferred Membership" shall be the sum of: (i) those individual Members who meet both of the following conditions: (A) he or she was validly included in the Closing Transferred Membership and (B) he or she continues to be enrolled with Buyer as of the second month after Closing in which capitation is paid (counting the Effective Month as the first capitated month) (the "Reconciliation Month"), determined based on comparing the ACS enrollment tape for the Effective Month with the ACS enrollment tape used by AHCA for purposes of paying capitation to Buyer for the Reconciliation Month;
(ii) those individual Members who are enrolled with Buyer as of the Reconciliation Month (determined in the manner described above), but who were not included in the Closing Transferred Membership because such Member was disenrolled from Seller's Medicaid Plan during the ninety (90) day period preceding the Effective Date for eligibility reasons and then reinstated after the Effective Date but prior to the generation of the enrollment tape for the Reconciliation Month; provided, the foregoing assumes AHCA will be able to supply Buyer with a statement of such Members who were disenrolled for eligibility reasons (the "Statement of Reinstated Members"); and (ii) those persons who are Seller's Enrolled RTEs. "Seller's Enrolled RTEs" means persons who were not included in the Closing Transferred Membership, but who were on Seller's "request to enroll" filings as of Closing and, consequently, became enrolled with Buyer after Closing and continued to be enrolled with Buyer as of the Reconciliation Month, as determined by Buyer reviewing the Benova marketing files delivered to Buyer from Seller and the ACS enrollment tape used by AHCA for purposes of paying capitation to Buyer for the Reconciliation Month (the "RTE Files"). (For avoidance of doubt, no person shall be double counted by being placed in more than one of the categories in subsections (i) through (iii) above.)

          (e) Within ten (10) business days of receipt of the enrollment tape for the Reconciliation Month, the Statement of Reinstated Members (if available from AHCA) and the RTE Files, Buyer shall deliver to Seller a statement with the calculation of the Reconciled Transferred Membership and the final Purchase Price (the "Buyer's Adjustment Statement") together with copies of the enrollment tapes for the Effective Month and the Reconciliation Month, the Statement of Reinstated Members (if available from AHCA) and the RTE Files. The Buyer's Adjustment Statement and the Purchase Price reflected thereon shall be deemed definitively determined and final and binding on the Parties unless Seller objects in writing within ten (10) business days of its receipt of the Buyer's Adjustment Statement and provides a written statement of its calculations of the Reconciled Transferred Membership and the Purchase Price (the "Seller's Adjustment Statement"). Failing timely objection in accordance with the preceding sentence, the Buyer's Adjustment Statement shall be deemed the Definitive Statement (defined below). If Seller submits a timely objection, Seller and Buyer shall work in good faith to resolve the dispute, and any mutual agreement of Buyer and Seller with respect to the Reconciled Transferred Membership and the Purchase Price shall be deemed the Definitive Statement. If Seller and Buyer cannot agree on a final and binding calculation of the Reconciled Transferred Membership and Purchase Price within ten (10) days of Seller's delivery to Buyer of a timely objection with Seller's Adjustment Statement, Seller and Buyer shall submit the enrollment tape for the Effective Month, the enrollment tape for the Reconciliation Month, the Statement of the Reinstated Members, the RTE Files and Buyer's Adjustment Statement and Seller's Adjustment Statement to PricewaterhouseCoopers or other mutually acceptable nationally-qualified accounting firm (the "Independent Accounting Firm") for preparation of the Definitive Statement. The Independent Accounting Firm's preparation of the Definitive Statement shall consist solely and exclusively of (i) reviewing the enrollment tape for the Effective Month, the enrollment tape for the Reconciliation Month, the Statement of the Reinstated Members and the RTE Files, (ii) calculating the Reconciled Transferred Membership in accordance with the terms of Section 3.2(d) above based solely on its review of such tapes, statements and files, and (iii) calculating the Purchase Price in accordance with the terms of Sections 3.1 and 3.2 above based solely on its calculation of the Reconciled Transferred Membership. Within thirty (30) days after the Parties' submission of the dispute, the Independent Accounting Firm shall complete the preparation of the Definitive Statement and deliver it to Seller and Buyer, which shall upon such delivery be final and binding on the Parties. The costs and fees of the Independent Accounting Firm incurred in connection with the preparation of the Definitive Statement shall be paid by the Party (Buyer or Seller, as the case may be) whose calculation of the Purchase Price (as set forth in its applicable Adjustment Statement) is furthest in dollars from the Purchase Price set forth in the Definitive Statement. The "Definitive Statement" shall be the statement of the definitively determined and final and binding calculation of the Reconciled Transferred Membership and the Purchase Price, whether determined by (A) Seller's failure to timely object to Buyer's Adjustment Statement, (B) the parties' mutual agreement if Seller submits a timely objection to Buyer's Adjustment Statement, or (C) the Independent Accounting Firm.

     3.3 Manner of Payment.

          (a) At Closing, a cash amount equal to twenty-five percent (25%) of the Preliminary Purchase Price (the "Escrow Deposit") shall be delivered by Buyer to SouthTrust Bank or its successor (Norfolk, Virginia), as escrow agent, to hold in an escrow account (the "Escrow Account") pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement") and the difference of the Preliminary Purchase Price minus the Escrow Deposit shall be delivered by Buyer to Seller in immediately available funds.

          (b) (i) After the Reconciled Transferred Membership and Purchase Price are calculated, the amounts distributable to Seller and/or Buyer from the Escrow Account and/or payable by one to the other will be determined by comparing the Preliminary Purchase Price to the amount of the Purchase Price.

               (ii) If the Purchase Price is equal to or exceeds the Preliminary Purchase Price (such difference, the "Shortfall Amount"), then within five (5) business days of the delivery to Seller of the Adjustment Statement (A) Buyer shall deliver to the Escrow Agent a cash amount equal to the Shortfall Amount, if any; and (B) subject to the terms of the Escrow Agreement, Seller and Buyer shall by joint written instructions direct the Escrow Agent to distribute to Seller the funds held in the Escrow Account.

               (iii) If the Purchase Price is less than the Preliminary Purchase Price (such difference, the "Excess Amount"), then within five (5) business days of the delivery to Seller of the Adjustment Statement, Seller and Buyer shall by joint written instructions direct the Escrow Agent to distribute (A) to Buyer, an amount equal to the Excess Amount; and (B) subject to the terms of the

Escrow Agreement, to Seller the balance of the funds held in the Escrow Account after the distribution to Buyer of the Excess Amount.

               (iv) The interest earned on the Escrow Deposit, if any, shall be divided on a pro rata basis between Seller and Buyer, based on the proportionate share of the Escrow Account distributable to each. If the escrow agent charges a fee related to the maintenance of the Escrow Account, Buyer shall pay such fee.

     3.4 Closing and Effective Date. The closing for the sale by Seller to Buyer of the Special Intangible Medicaid Assets, the assumption by Buyer of the Assumed Liabilities and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Willcox & Savage, P.C., 1800 Bank of America Center, One Commercial Place, Norfolk, Virginia, at 10:00 a.m. local time on the last business day of the month in which all conditions set forth in Section 6.1 have been satisfied and all conditions set forth in Sections 6.2 and 6.3 have been satisfied or waived (other than conditions with respect to actions which the respective Parties will take at Closing itself) or such other date as the Parties may mutually determine (as determined, the "Closing Date"), and shall be effective for purposes of allocating risk as of 12:01 a.m. on the first day of the month immediately following the Closing Date (the "Effective Date"). The parties intend to effect such Closing by delivering documents prior to or contemporaneously with Closing in lieu of in person.

     3.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Special Intangible Medicaid Assets in accordance with the allocation protocols (and amounts determined therefrom) set forth in Schedule 3.5 to be attached hereto by Buyer prior to or at Closing.

                                   ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER'S PARENT

     In order to induce Buyer to enter into this Agreement, (a) Seller represents and warrants to Buyer that the Seller's Representations and Warranties in this ARTICLE 4 are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted throughout this ARTICLE 4, except where a specific date is indicated), and (b) Seller's Parent represents and warrants to Buyer that the Seller's Parent's Representations and Warranties in this ARTICLE 4 are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted throughout this ARTICLE 4, except where a specific date is indicated).

     "Seller's Representations and Warranties" means all representations and warranties in this ARTICLE 4 other than the Seller's Parent's Representations and Warranties. "Seller's Parent's Representations and Warranties" means the representations and warranties under Sections 4.1, 4.2, 4.3, 4.4, 4.17, 4.18 and
4.19 that relate to Seller's Parent, as specifically identified.

     4.1 Organization, Good Standing, Qualification and Subsidiaries. Each of Seller and Seller's Parent is a Florida corporation duly organized, validly existing and in good standing under the laws of Florida. Each of Seller and Seller's Parent has full corporate power and authority to conduct its business and to own its property, as now conducted and owned, and has full corporate power and authority necessary to permit it to execute and deliver this Agreement and all Ancillary Agreements and Instruments required to be executed and delivered by it under this Agreement, and to carry out the terms of this Agreement and of all Ancillary Agreements and Instruments. Seller has no subsidiaries.

     4.2 Authorization, etc. The execution and delivery by Seller of this Agreement and all Ancillary Agreements and Instruments required to be executed by Seller hereunder have been duly and validly authorized by all necessary action in respect thereof on the part of Seller (including, without limitation, all necessary approvals of Seller's directors and members). The execution and delivery by Seller's Parent of this Agreement and all Ancillary Agreements and Instruments required to be executed by Seller's Parent hereunder have been duly and validly authorized by all necessary action in respect thereof on the part of Seller's Parent (including, without limitation, all necessary approvals of Seller's Parent's directors). This Agreement represents, and when executed and delivered at Closing the Ancillary Agreements and Instruments will represent, the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and (b) limitations on the enforcement of equitable remedies. This Agreement represents, and when executed and delivered at Closing the Ancillary Agreements and Instruments will represent, the legal, valid and binding obligation of Seller's Parent, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and (b) limitations on the enforcement of equitable remedies.

     4.3 No Legal Bar. Subject to the receipt of the Closing Governmental Authorizations described in Section 6.1 below, the execution and delivery by Seller and Seller's Parent of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Seller or Seller's Parent, (ii) result in a breach of, result in or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in the creation of any Lien upon any of the Special Intangible Medicaid Assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which Seller or Seller's Parent is a party or to which Seller or Seller's Parent or any of the Special Intangible Medicaid Assets may be subject (nor does a breach or default which would have any such effect, or which would otherwise impair the consummation of the transactions contemplated hereby, presently exist), or (iii) conflict with or violate any order, writ, judgment, injunction, decree, award, ruling, statute, rule or regulation applicable to Seller or Seller's Parent or any of the Special Intangible Medicaid Assets or the Medicaid Business; nor is Seller or Seller's Parent subject to, or a party to, any charter, bylaws, mortgage, lien, agreement, contract, order, judgment or decree which would prevent the consummation of the transactions contemplated by this Agreement or compliance by Seller or Seller's Parent with the terms, conditions and provisions hereof. Except for Seller's Florida Medicaid Contract, Seller is not a party to any contract which limits its rights to engage in, or to compete with any person in, the Medicaid Business, or which contains exclusivity provisions restricting the geographical area in which, or the method by which, the Medicaid Business may be conducted.

     4.4 Financial Matters.

          (a) Attached hereto as Schedule 4.4(a) are the following financial statements (collectively, the "Financial Statements"): (i) complete and correct copies of Seller's Parent's unaudited combined consolidating balance sheet as of December 31, 2002 and Seller's Parent's related combined consolidating unaudited income statement for the twelve (12) month period ended December 31, 2002, all prepared in accordance with GAAP (ii) complete and correct copies of Seller's audited balance sheets as of December 31, 2001 and December 31, 2000 and Seller's unaudited balance sheet as of December 31, 2002, and Seller's related audited income statements for the twelve (12) month periods ended December 31, 2001 and December 31, 2000 and Seller's unaudited income statement for the twelve (12) month period ended December 31, 2002, all prepared in accordance with GAAP and SAP and (iii) Seller's unaudited income statements solely with respect to the Medicaid Business for the twelve (12) month periods ended December 31, 2002, December 31, 2001 and December 31, 2000, all prepared in accordance with GAAP. The Financial Statements have been prepared in accordance with GAAP and/or SAP as indicated above, consistently applied throughout the periods indicated (provided SAP standards may not have been consistently applied from period to period where SAP's standards have been amended and the medical expense categories and line items in Seller's unaudited income statements solely with respect to the Medicaid Business for the twelve (12) month periods ended December 31, 2001 and December 31, 2000 have not been retroactively adjusted to reflect the year-end changes in estimates from the monthly estimates as was done for the twelve (12) month period ended December 31, 2002), present fairly the financial condition of Seller's Parent and Seller, as applicable, as of such dates and the results of operations of Seller's Parent, Seller and the Medicaid Business, as applicable, for such periods, are complete and correct in all material respects, and are in accordance with the books and records of Seller (which books and records are complete and correct in all material respects); provided, however, that the unaudited balance sheets and income statements are subject to normal year-end adjustments (which, to the knowledge of Seller's Parent and the Knowledge of Seller, as applicable, will not be material individually or in the aggregate) and lack footnote disclosures. Seller's IBNR liability reflected in its December 31, 2002 Financial Statements is management's best estimate of Seller's IBNR liability and has been prepared in accordance with GAAP. Seller's IBNR liability by line of business reflected in its December 31, 2002 Financial Statements, comprising commercial, Medicare and Medicaid, is at or above the point estimate reflected in its actuary's draft work sheets, which support the actuary's certification expected to be issued on or before April 1, 2003. Seller's IBNR liability by line of business reflected in its December 31, 2001 Financial Statements, comprising commercial, Medicare and Medicaid, is at or above the point estimate reflected in its actuary's certification dated February 15, 2002.

          (b) The Audited Year-End Statements and Interim Monthly Reports delivered pursuant to Section 7.2(f) will be prepared in accordance with GAAP or SAP as indicated in Section 7.2(f) consistently applied throughout the periods indicated (provided SAP standards may not have been consistently applied from period to period where SAP's standards have been amended), will, as applicable, present fairly the financial condition of Seller's Parent and Seller as of December 31, 2002 and the end of each month reported in 2003 through the Closing Date and the results of operations of Seller and the Medicaid Business for the periods reported, will be complete and correct in all material respects, and will be in accordance with the books and records of Seller (which books and records will be complete and correct in all material respects); provided, however, that the unaudited balance sheets and income statements will be subject to normal year-end adjustments (which, to the knowledge of Seller's Parent and the Knowledge of Seller, as applicable, will not be material individually or in the aggregate) and will lack footnote disclosures. The IBNR liability reflected in the Interim Monthly Reports of Seller has been determined using methods consistent with those employed in interim periods during 2002.

     4.5 Absence of Undisclosed Liabilities. Except (a) for obligations incurred since December 31, 2002 in the ordinary course of business (none of which arises out of, results from or relates to any breach of contract, tort or violation of law), or (b) as set forth on Schedule 4.5, Seller does not have any obligations or liabilities of any nature whatsoever relating to the Special Intangible Medicaid Assets or the Medicaid Business (whether absolute, accrued, contingent, or otherwise).

     4.6 Absence of Certain Changes or Events. Except as set forth on Schedule
4.6 hereto, since December 31, 2002, Seller has conducted the Medicaid Business only in the ordinary course and has not:

          (a) suffered (involuntarily or voluntarily) (or received notice of any initiative, event or occurrence which, with or without the passage of time, could reasonably result in) any adverse changes in condition (financial or otherwise), results of operations, earnings, assets, prospects, business (including, without limitation, any change in its premium or other revenues, claims or other costs (including IBNR)), or relations with governmental authorities, Members, Seller Medicaid Providers, or its employees, which individually or in the aggregate have had (or could reasonably be expected to have) a materially adverse effect on the Special Intangible Medicaid Assets or the Medicaid Business or the condition (financial or otherwise), results of operations, earnings, assets, prospects or business of the Medicaid Business, excluding effects of changes that are generally applicable to (i) the United States economy or local economy in which the Medicaid Business is operated (as opposed to changes relating to the Medicaid Program) or (ii) the United States securities markets;

          (b) sold, leased, licensed, transferred or assigned any of the Special Intangible Assets;

          (c) created, permitted or allowed any Lien with respect to the Special Intangible Medicaid Assets;

          (d) failed to pay any medical claims when due in accordance with its internal policies and procedures and applicable regulatory and contractual requirements (excepting an insubstantial number and amount of claims which may be delinquent with certain providers, provided such delinquencies have not caused a breach by Seller of any applicable provider contract nor would the loss of any provider to whom such amounts are due be material to the Medicaid Business);

          (e) made or granted any increase in the compensation payable or to become payable by Seller (or for which Seller may have any liability) under any Designated Provider Contract to any Seller Medicaid Provider with respect to the Medicaid Business (other than increases required under the present terms of contracts);

          (f) executed, amended, or terminated any contract with AHCA or any Designated Provider Contract or any other contract with a third party related to the Medicaid Business which involves annual consideration (paid or received) of more than Twenty-Five Thousand Dollars ($25,000) to which it is or was a party or by which any of the Special Intangible Medicaid Assets are bound or affected; amended, terminated or waived any of its material rights thereunder; or received notice of termination, amendment, or waiver of any such material contract or any material rights thereunder (excepting any Designated Provider Contract which may be terminated after the date of this Agreement in the manner described in
Section 7.2(a)(iii) below);

          (g) instituted, settled, or agreed to settle, any litigation, action, or proceeding before any court or governmental body having a material effect on the Special Intangible Assets or the Medicaid Business;

          (h) incurred any material indebtedness, obligation or other liability (contingent or otherwise) relating to the Medicaid Business, except in the ordinary course of its business, consistent with past practice, and, to the Knowledge of Seller, there does not exist a set of circumstances that could reasonably be expected to result in any such material indebtedness, obligation or liability; or

          (i) entered into any agreement or made any commitment to take any of the types of action described in subsections 4.6(a) through 4.6(h) above.

     4.7 Providers and Provider Contracts.

          (a) Schedule 4.7(a) is a complete and correct list of each physician, group, IPA, PHO, hospital/facility, ancillary service provider and other health care service provider that participates in the Medicaid Business as a Seller Medicaid Provider, and such list includes a complete and correct description of the following with respect to each contract with each Seller Medicaid Provider: the contracting parties (including the provider name), the type of provider, contract form number or type and the form of compensation used. Except as set forth on Schedule 4.7(a)(i), each such Seller Medicaid Provider has a written contract with Seller. To Seller's Knowledge, none of such providers has been placed on the convicted vendor list. To Seller's Knowledge, no Member is receiving continued care from a terminated provider, except in cases where a Member has sought care from a terminated provider on an out-of-network basis or a terminated provider is continuing to provide care under statutory and/or contractual continuity of care requirements.

          (b) A complete and correct copy of each Designated Provider Contract has previously been delivered to Buyer. Except as set forth on Schedule 4.7(b), each Designated Provider Contract is legal, valid, binding, enforceable by Seller and in full force and effect and will continue to be legal, valid, binding and enforceable by Buyer in accordance with its terms immediately following consummation of the Transaction assuming any required consent to assignment is obtained from the affected provider. Neither Seller nor, to the Knowledge of Seller, any other party is in breach or default beyond any applicable grace period, and no event has occurred which with notice or lapse of time would constitute breach or default, or permit termination, modification or suspension under any Designated Provider Contract. Each Designated Provider Contract complies in all material respects with the terms of Seller's Florida Medicaid Contract and all applicable AHCA rules and regulations, each Medicaid Provider is paid in accordance with the terms of its, his or her contract, and all medical claims are paid when due in accordance with Seller's internal policies and procedures and applicable regulatory and contractual requirements (excepting an insubstantial number and amount of claims which may be delinquent with certain providers, provided such delinquencies have not caused a breach by Seller of any applicable provider contract nor would the loss of any provider to whom such amounts are due be material to the Medicaid Business).

          (c) Schedule 4.7(c) is a complete and correct list of all of the Designated Provider Contracts that are Contingent Provider Contracts.

          (d) The information provided to Buyer pursuant to Section 1.1(d) for each Designated Medicaid Provider that is a party to an Assumed Provider Contract is correct and complete in all material respects.

          (e) Except as described on Schedule 4.7(e), none of the Designated Provider Contracts:

               (i) has a term of more than one year,

               (ii) obligates Seller to purchase reinsurance for the provider or provide stop loss protection or otherwise adjusts compensation payable to such provider based on claims experience,

               (iii) requires Seller to pay, or to use or offer to use the services of, the provider on a most-favored provider basis,

               (iv) obligates Seller to pay access or administrative fees,

               (v) has a profit sharing component,

               (vi) limits the rights of Seller to engage in, or to compete with any Person in, the Medicaid Business,

               (vii) contains an exclusivity provision restricting Seller's ability to do business in certain geographical areas,

               (viii) obligates or binds Seller to use, or offer to use, the services of a Medicaid Provider in preference to any other provider,

               (ix) delegates to the provider medical management duties, or

               (x) includes any provision for rate escalation based upon the consumer price index, inflation rates or other economic indicators.

          (f) Except as described on Schedule 4.7(f), none of the "physicians" or "physician groups", as such terms are defined at 42 C.F.R. (S) 417.479 et. seq. (the "PIP Regulation"), contracted under the Designated Provider Contracts are placed at "substantial financial risk", as defined by the PIP Regulation in connection with the services provided to Members. To the extent applicable, Seller is in compliance in all material respects with the reporting and enrollee survey requirements of the PIP Regulation.

          (g) Schedule 4.7(g) describes as of the date hereof, and will be updated as of a date no more than five (5) days prior to the Closing Date to describe, each written complaint received by Seller from a Seller Medicaid Provider since January 1, 2002 and generally describes the nature and disposition of such complaint.

          (h) Except as set forth on Schedule 4.7(h), Seller has credentialed each Seller Medicaid Provider in accordance with AHCA, AAAHC and NCQA requirements.

     4.8 Status of Seller's Florida Medicaid Contract. Seller's Florida Medicaid Contract is legal, valid, binding, enforceable and in full force and effect and will be terminated contemporaneously with the consummation of the Transaction without any liability whatsoever to Buyer, and the transfer to Buyer of Seller's rights under Seller's Florida Medicaid Contract pursuant to the Bill of Sale and Assignment will be legal, valid, binding and enforceable by Buyer following the consummation of the Transaction. Neither Seller nor, to the Knowledge of Seller, any other party is in breach or default under Seller's Florida Medicaid Contract beyond any applicable grace period, and no event has occurred which with notice or lapse of time or both would constitute a breach or default, or permit termination, modification, suspension or imposition of sanctions, under Seller's Florida Medicaid Contract.

     4.9 Medicaid Members and Services.

          (a) The information to be delivered to Buyer pursuant to Section 1.1(c) for each Member will contain all material information that Seller is required to maintain under the terms of Seller's Florida Medicaid Contract (and applicable laws, rules and regulations), and all of the information delivered to Buyer will be, upon delivery, correct and complete in all material respects.

          (b) Schedule 4.9(b) describes as of the date hereof, and will be updated as of a date no more than five (5) days prior to the Closing Date to describe, each written complaint received by Seller (including its predecessor in interest, as applicable) from a Member since January 1, 2002 and generally describes the nature and disposition of such complaint.

          (c) With respect to all requests for services duly made by or for a Member prior to Closing, Seller has complied in all respects with its internal medical management policies and procedures (including utilization review and pre-authorization procedures) and the use of such policies and procedures complies in all material respects with Seller's Florida Medicaid Contract and all applicable laws, rules and regulations. Seller has adjudicated all requests for preauthorizations, referrals, and admissions in the ordinary course of business.

     4.10 Title to Assets; Liens, etc. Seller has good and marketable title to the Special Intangible Medicaid Assets, free and clear of all Liens. Subject to obtaining the Closing Governmental Authorizations and the consents under Contingent Provider Contracts identified on Schedule 4.7(c), Seller has the authority and right to sell, assign, transfer and deliver to Buyer title to such Special Intangible Medicaid Assets, free and clear of all Liens, and at and as of the Closing Date the Special Intangible Medicaid Assets shall be sold, assigned, transferred and delivered to Buyer free and clear of all Liens.

     4.11 Tax Matters. Seller has made and is current with respect to all reports, returns and other filings (herein sometimes collectively referred to as "Tax Returns") required to be furnished from time-to-time to all Federal, state, local or other governmental authorities of any nature (including, without limitation, as applicable, all real and/or personal property, franchise and withholding taxes and other Tax Returns); all such Tax Returns so furnished were true, correct and complete in all material respects; based on the affairs, revenues, enrollment or other applicable measure of Seller's operations or assets during the period in question, each such Tax Return correctly stated and reported the amount due; and all amounts reflected as due and payable on the Tax Returns have been or will be paid by Seller on or before their due date regardless of whether due and payable prior to or following the Closing Date. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Special Intangible Medicaid Assets.

     4.12 No Litigation. Except as set forth on Schedule 4.12, there are no demands, actions, suits, investigations or proceedings pending or, to the Knowledge of Seller, threatened in any court or by or before any governmental agency affecting the Special Intangible Medicaid Assets or the Medicaid Business as now or heretofore conducted by Seller or which questions the validity or propriety of this Agreement or the consummation of the Transaction. Seller is not subject to any judicial injunction or mandate or any administrative order or administrative restriction directed to or against it as a result of its ownership of the Special Intangible Medicaid Assets or its conduct of the Medicaid Business as now or heretofore conducted by it, and, to the best of Seller's Knowledge, no governmental agency has challenged or questioned in writing, or commenced or given notice of intention to commence any investigation relating to, the legal right of Seller to conduct the Medicaid Business or any part thereof as now or heretofore conducted by it.

     4.13 Compliance with Laws. Seller has all Governmental Authorizations necessary to permit it to own or have rights in the Special Intangible Medicaid Assets and operate the Medicaid Business, has complied and is in compliance in all material respects with the terms of Seller's Florida Medicaid Contract and with all laws, rules, regulations, ordinances, reporting and licensing requirements and orders applicable to the Medicaid Business (including, without limitation, all laws, rules and regulations referenced in Section 70.2 of Seller's Florida Medicaid Contract), and, to Seller's Knowledge, no condition exists that, with or without notice or the passage of time or both, shall cause Seller not to remain in such compliance. Without limiting the foregoing, and except as set forth on Schedule 4.13, Seller has not received notification from any agency or department of federal, state or local government asserting that, with respect to the conduct of the Medicaid Business, it is not in compliance in any material respect with any of the statutes, regulations or ordinances which such governmental authority enforces, nor has Seller received a notice from any such federal, state or local governmental agency threatening to revoke, suspend or modify any Governmental Authorization applicable to the Medicaid Business. Since January 1, 2002, Seller has filed all reports, registrations and statements, together with any amendments required to be made thereto, that under Seller's Florida Medicaid Contract and applicable laws, rules and regulations Seller is required to file with AHCA and other governmental authorities having jurisdiction over the Medicaid Business.
Schedule 4.13 lists all examinations of Seller conducted by such a governmental authority since January 1, 2002 and identifies by date any correspondence between such governmental authority and Seller regarding sanctions, conclusions made and/or corrective action required or suggested based on such examination.

     4.14 Rights in Name. Seller owns or possesses all intellectual property rights in the name "St. Augustine Medicaid Plan." Seller's use of such name has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third parties. To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with Seller's rights in such name.

     4.15 Insurance. Schedule 4.15 sets forth a true and complete list of all insurance policies carried by Seller with respect to the Medicaid Business, together with, in respect of each such policy, the name of the insurer, the policy number, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of the certificate of insurance for each policy have previously been delivered or made available to Buyer by Seller. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner. (Nothing herein shall be construed as a transfer of any such policies to Buyer at Closing; Buyer will maintain its own insurance.)

     4.16 Affiliate Relationships. Except as set forth on Schedule 4.16, Seller is not and has not within the past twenty-four (24) months been a party to any provider agreement with Seller's Parent or any other Affiliate of Seller.

     4.17 No Bankruptcy. Neither Seller nor Seller's Parent is insolvent or the subject of Bankruptcy or any similar proceeding.

     4.18 Broker's and Other Fees. Except for Cain Brothers & Company, LLC, whose fees shall be paid in full by Seller or its Affiliates, neither Seller nor Seller's Parent or any of their respective shareholders, directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     4.19 Scope of Representations and Warranties; Misstatements and Omissions.

          (a) Except for the representations and warranties made in this Agreement and in the certificates, statements, exhibits, schedules or other documents furnished to Buyer pursuant hereto, neither Seller nor Seller's Parent makes any other representations or warranties to Buyer, whether express, implied or statutory, in connection with the transactions contemplated by this Agreement.

          (b) No representation or warranty made by Seller in this Agreement or in any certificate, statement, exhibit or schedule, or other document furnished to Buyer pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     In order to induce Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller that the statements contained in this ARTICLE 5 are correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted throughout this ARTICLE 5, except where a specific date is indicated).

     5.1 Organization, Good Standing, Qualification and Subsidiaries. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has full corporate power and authority to conduct its business and own its property as now conducted and owned, and has full corporate power and authority necessary to permit it to execute and deliver this Agreement and all Ancillary Agreements and Instruments required to be executed and delivered by it under this Agreement, and to carry out the terms of this Agreement and of all such Ancillary Agreements and Instruments.

     5.2 Authorization, etc. The execution and delivery by Buyer of this Agreement and all Ancillary Agreements and Instruments required to be executed by Buyer hereunder have been duly and validly authorized by all necessary action in respect thereof on the part of Buyer. This Agreement represents, and when executed and delivered at Closing the Ancillary Agreements and Instruments will represent, the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and (b) limitations on the enforcement of equitable remedies.

     5.3 No Legal Bar. Subject to the receipt of the Closing Governmental Authorizations described in Section 6.1 below, the execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Buyer, or (ii) result in a breach of, result in or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which Buyer is a party or to which Buyer or any of its assets or properties may be subject (nor does a breach or default which would have any such effect, or which would otherwise impair the consummation of the

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

transactions contemplated hereby, presently exist), or (iii) conflict with or violate any order, writ, judgment, injunction, decree, award, ruling, statute, rule or regulation applicable to Buyer or any of its material assets; nor is Buyer subject to, or a party to, any charter, bylaws, mortgage, lien, agreement, contract, order, judgment or decree which would prevent the consummation of the transactions contemplated by this Agreement or compliance by Buyer with the terms, conditions and provisions hereof.

     5.4 No Bankruptcy. Buyer is not insolvent or the subject of Bankruptcy or any similar proceeding.

     5.5 Broker's and Other Fees. Neither Buyer nor its shareholders, directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     5.6 Compliance with Laws. As of the date of this Agreement, (a) Buyer has all Governmental Authorizations necessary to permit it to operate Buyer's Medicaid Plan, (b) Buyer has not received or entered into any citations, complaints, consent orders, compliance schedules or other similar enforcement orders that would adversely affect Buyer's ability to consummate the transactions contemplated hereby, (c) no proceeding is pending or, to the knowledge of Buyer, threatened to modify, suspend or revoke, withdraw, terminate or otherwise limit any Governmental Authorization of Buyer which is necessary for the operation of Buyer's Medicaid Plan, and (d) no violations of Buyer's Governmental Authorizations related to Buyer's Medicaid Plan have occurred that remain uncured, unwaived or otherwise unresolved, except for violations which would not have a material adverse effect on Buyer's Governmental Authorizations or Buyer's ability to consummate the transactions contemplated by this Agreement.

     5.7 Availability of Funds. Buyer has the ability to obtain sufficient cash to pay the Purchase Price and consummate the transactions contemplated hereby.

     5.8 Scope of Representations and Warranties; Misstatements and Omissions.

          (a) Except for the representations and warranties made in this Agreement and in the certificates, statements, exhibits, schedules or other documents furnished to Seller pursuant hereto, Buyer does not make any other representations or warranties to Seller or Seller's Parent, whether express, implied or statutory, in connection with the transactions contemplated by this Agreement.

          (b) No representation or warranty made by Buyer in this Agreement or in any certificate, statement, exhibit, schedule, or other document furnished to Seller pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

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                                   ARTICLE 6

                               CLOSING CONDITIONS

     6.1 Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each Party to consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction, or, where permissible under applicable law, waiver by each Party at or prior to the Closing Date, of the following conditions:

          (a) Governmental Approvals.

               (i) All governmental licenses, franchises, permits, privileges, immunities, approvals and other governmental authorizations (including, without limitation, approvals of CMS, DFS and AHCA) which are required to be obtained by Buyer and Seller (the "Closing Governmental Authorizations") in connection with the transactions contemplated by this Agreement and which are necessary for the ownership by Buyer of the Special Intangible Medicaid Assets and the transfer of the Members to Buyer's Medicaid Plan shall have been obtained without any term or condition (including, without limitation, a limited effective period for Buyer's Florida Medicaid Contract under which Buyer has the right to provide services to the Transferred Members) which would materially impair the value of the Medicaid Business or the Special Intangible Medicaid Assets or impair Buyer's ability to succeed to the Medicaid Business, or which would subject Buyer to a material burden or obligation that is inconsistent with the terms of this Agreement or the manner in which the Medicaid Business has been operated prior to Closing (it being acknowledged that any requirement that a Member Notice be disseminated prior to Closing shall not be deemed a requirement that would materially impair the value of the Medicaid Business so long as such notice does not offer Members a right to disenroll or opt-out of Buyer's Medicaid Plan after the Effective Date or otherwise address such a post-Effective Date right). All conditions required to be satisfied prior to the Closing Date by the terms of such Closing Governmental Authorizations shall have been satisfied, such as the delivery of member notices and the passage of time related to any opt-out rights of Members, and any statutory waiting periods in respect thereof shall have expired (collectively, the "Pre-Closing Conditions Related to the Closing Governmental Authorizations").

               (ii) In addition to any Closing Governmental Authorizations required by law, rule, regulation or order, the Closing Governmental Authorizations shall include a written approval from AHCA which authorizes, approves and effects the following (unless Buyer waives any such requirement and such requirement is not required by applicable law, rule, regulation or order):
(A) the increase in Buyer's maximum enrollment levels to suitable levels to allow for the enrollment and associated capitation of the Members transferred to Buyer on the Effective Date; (B) the enrollment of all Members in Buyer's Medicaid Plan on the Effective Date (other than Members who prior to such time lose eligibility or are validly disenrolled) and AHCA's assurance that neither they nor CMS will require or send any notice to Members advising them of any right to disenroll or opt-out of Buyer's Medicaid Plan on or after the Effective Date; (C) the determination and administration of all rights and obligations of Buyer with respect to the Transferred Members under Buyer's Florida Medicaid Contract (by way of example and without limiting the foregoing, Buyer shall be entitled to receive all post-Closing capitation payments with respect to the Transferred Members and all obligations imposed on Buyer with respect to the Transferred Members, including

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

the scope of covered services, shall not exceed the obligations included within the Assumed Liabilities), and (D) the termination of Seller's Florida Medicaid Contract immediately prior to the Effective Date (other than any obligations, such as close-out obligations, which are specifically intended to survive termination, which shall be performed by AHCA or Seller, as applicable) such that all rights of Seller to receive post-Closing capitation payments with respect to the Transferred Members shall terminate.

               (iii) In addition to any Closing Governmental Authorizations required by law, rule, regulation or order, the Closing Governmental Authorizations shall include the following (unless Seller waives any such requirement): AHCA's acknowledgment that if the scope of covered services under Buyer's Florida Medicaid Contract is less comprehensive than the scope of covered services under Seller's Florida Medicaid Contract, Seller shall not have any responsibility to provide Transferred Members with any services not covered under Buyer's Florida Medicaid Contract.

     6.2 Conditions to Closing of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the following additional conditions precedent:

          (a) Representations and Warranties. The representations and warranties of Seller and Seller's Parent contained in ARTICLE 4 (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall, without giving effect to any supplement to the disclosure schedules (except to the extent the applicable representation or warranty expressly indicates that an update as of another date is required), be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

          (b) Performance. Each of Seller and Seller's Parent shall have duly performed and complied in all material respects with all covenants, agreements and conditions required to be performed or complied with by them prior to or on the Closing Date;

          (c) No Objecting Litigation. No action, suit or proceeding shall be pending or threatened before any court, governmental agency or other regulatory or administrative agency or commission, which seeks to restrain, prevent or change the transactions contemplated hereby, questions the validity of such transactions, or which would negatively impact the Florida Medicaid Program, the terms upon which Buyer participates in such Program or Buyer's rights with respect to the Transferred Members (including, without limitation, any action, suit or proceeding wherein an unfavorable judgment or order would cause the transactions contemplated hereby to be rescinded);

          (d) Closing Certificate. Each of Seller and Seller's Parent shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 6.2(a) through 6.2(c) that are applicable to it has been satisfied in all respects;

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

          (e) Good Standing Certificates. Delivery to Buyer of certificates, executed by the proper state official, as to the good standing of each of Seller and Seller's Parent in the jurisdiction of their incorporation as of a date not more than ten (10) days prior to Closing;

          (f) Secretary's Certificates. Delivery to Buyer of a certificate from the secretary or assistant secretary of each of Seller and Seller's Parent (i) attaching copies of its Articles of Incorporation, Bylaws and Board of Director and member resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of each of Seller and Seller's Parent, and (ii) certifying the incumbency of officers of each of Seller and Seller's Parent and their genuine signatures, with a cross certification of such secretary's or assistant secretary's incumbency and genuine signature;

          (g) Third Party Approvals and Consents. Delivery to Buyer of all such written approvals, consents and waivers (including the passage of time for objection) of third parties which are required to be obtained in connection with the transactions contemplated by this Agreement and which are necessary for the ownership by Buyer of any of the Special Intangible Medicaid Assets, free and clear of all Liens, other than delivery of the consents related to the assignment for the Contingent Provider Contracts, which shall not be a condition to Closing after the dissemination of the Member Notice pursuant to Section 7.1(b);

          (h) Instruments of Transfer. Execution and delivery to Buyer by Seller on the Closing Date of a Bill of Sale and Assignment in the form attached hereto as Exhibit B and such other endorsements, assignments, and other good and sufficient instruments of conveyance and transfer as are provided for herein, and any other instruments in form and substance reasonably satisfactory to Buyer and its counsel as shall be effective to vest in Buyer all of the right, title and interest of Seller in, to and under the Special Intangible Medicaid Assets, free and clear of all Liens;

          (i) Escrow Agreement. Execution and delivery to Buyer by Seller and the Escrow Agent of the Escrow Agreement;

          (j) Non-Competition Agreement. Execution and delivery to Buyer by Seller and Seller's Parent of a Non-Competition Agreement in substantially the form attached hereto as Exhibit C;

          (k) No Adverse Regulatory Change. There shall not have occurred or been initiated any regulatory change that is reasonably likely to have an adverse effect on the Special Intangible Medicaid Assets, the Medicaid Business or Buyer's Florida Medicaid Contract following the Closing Date;

          (l) Opinion. Buyer shall have received from McDermott, Will & Emery, counsel to Seller and Seller's Parent, an opinion in substantially the form and substance as set forth in Exhibit D attached hereto, dated as of the Closing Date;

          (m) No Change in Business. Except as expressly permitted under Section 7.2(b)(v) below, Seller shall not have authorized or made any material change in the terms and conditions upon which it does business with respect to the Medicaid Business, including, without limitation, any modifications to its provider compensation (excluding increases required under the present terms of contracts or decreases effected in consultation with Buyer) or accounting methodologies (e.g., manner of setting IBNR reserves), unless required for regulatory or statutory compliance;

          (n) Minimum Membership. The Closing Transferred Membership shall not be less than twenty-five thousand (25,000) Members; and

          (o) Parent Financial Certification. Delivery to Buyer of a certificate from the Chief Financial Officer of Seller's Parent certifying that since December 31, 2002, Seller's Parent has not suffered a material adverse effect in its business, assets or financial condition, excluding: (i) the effects of changes that are generally applicable to (x) the United States economy or local economy in which the Medicaid Business is operated (as opposed to changes relating to the Medicaid Program) or (y) the United States securities markets and (ii) the impact of writing off its goodwill associated with the acquisition of St. Augustine Medicaid Plan.

     6.3 Conditions to Closing of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the following additional conditions precedent:

          (a) Representations and Warranties True and Correct. The representations and warranties of Buyer contained in ARTICLE 5 (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall, without giving effect to any supplement to the disclosure schedules, be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

          (b) Performance. Buyer shall have duly performed and complied in all material respects with all covenants, agreements and conditions required to be performed or complied with by it prior to or on the Closing Date;

          (c) Closing Certificate. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 6.3(a) through (b) has been satisfied in all respects;

          (d) Good Standing Certificates. Delivery to Seller from Buyer of a certificate, executed by the proper state official, as to the good standing of Buyer in the jurisdiction of its incorporation as of a date not more than ten
(10) days prior to Closing;

          (e) Secretary's Certificates. Delivery to Seller of a certificate from the secretary or assistant secretary of Buyer (i) attaching copies of its Articles of Incorporation, Bylaws and resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of Buyer, and (ii) certifying the incumbency of officers of Buyer and their genuine signatures, with a cross certification of such secretary's or assistant secretary's incumbency and genuine signature;

          (f) Instruments of Assumption. Execution and delivery to Seller by Buyer on the Closing Date of an Assignment and Assumption Agreement, in the form attached hereto as Exhibit E;

          (g) Escrow Agreement. Execution and delivery to Seller by Buyer and the Escrow Agent of the Escrow Agreement; and

          (h) Opinion. The Selling Parties shall have received from Willcox & Savage, P.C., counsel to Buyer, an opinion in substantially the form and substance attached hereto as Exhibit F.

     6.4 Waiver of Conditions. At the Closing, any Party may waive, in writing, fulfillment of any of the conditions precedent set forth in this ARTICLE 6 to such Party's obligations hereunder, but the waiver of any such condition shall not, unless it expressly so provides, constitute a waiver of any other rights or remedies that such Party may have hereunder, including without limitation, those provided under ARTICLE 8 hereof.

                                    ARTICLE 7

                            COVENANTS OF THE PARTIES

     7.1 Covenants Related to Closing.

          (a) Regulatory and Other Approvals and Consents; Cooperation.

               (i) Promptly after the execution of this Agreement each Party shall use commercially reasonable efforts to: (A) file or submit, and diligently prosecute, any and all applications to or notices with public authorities, federal, state or local, and requests for such Closing Governmental Authorizations which may be necessary or appropriate for a particular Party or are reasonably deemed necessary or appropriate by a particular Party's counsel for the consummation of the Transaction (in connection therewith, Seller shall use commercially reasonable efforts to prevent AHCA from terminating Seller's right to receive default enrollments/auto-assignments prior to Closing); (B) keep the other Parties current and fully informed of the status of such applications; and (C) take such steps that are within its power to cause to be satisfied the conditions precedent to its obligations or the other Parties' obligations to close that are dependent upon its actions. Seller consents to Buyer contacting such regulatory and accrediting body officials and such Designated Medicaid Providers as Buyer deems necessary in connection with the foregoing and to discuss Seller's standing, performance, and condition and issues related to the consummation of the Transaction.

               (ii) Seller acknowledges that (A) the Closing Governmental Authorizations will be based, among other things, on the adequacy of Buyer's provider network, (B) attached hereto as Schedule 7.1 is a list prepared by Buyer which indicates the Seller Medicaid

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

Providers whose contracts are to be assigned to Buyer at Closing (Buyer shall be entitled to (i) delete providers and their contracts from such Schedule at any time prior to Closing, and (ii) add providers and their contracts to such Schedule at any time prior to ten (10) days prior to Closing) (the contracts determined from such Schedule as so revised, the "Designated Provider Contracts"), and (C) Buyer intends to rely upon the ability of Seller to effectively assign the Designated Provider Contracts. Seller acknowledges and agrees to promptly supply to Buyer, when requested, all information and materials (including, without limitation, specific answers or responses) required in connection with Buyer's Closing Governmental Authorizations which relate to the provider network, its adequacy, accessibility or otherwise, the Designated Provider Contracts and the continuity of services (such information and materials to be in such form as may reasonably be requested for purposes of filings with the applicable regulatory authorities). With respect to any Designated Provider Contract which cannot be assigned without the provider's consent (including any contracts involving multiple product lines where consent to partial assignment will be required) (the "Contingent Provider Contracts"),
(A) this Agreement shall not constitute an agreement to assign or transfer any right, benefit or obligation arising thereunder if an assignment or transfer without the consent of the provider would constitute a breach or violation thereof or adversely affect the rights of Seller or Buyer thereunder (however, the foregoing shall not excuse or waive any breach of any representation or warranty contained herein), and (B) prior to Closing, Seller shall use its best efforts to cause the provider contract to be assigned with consent (as contemplated by Section 7.1(b)), and if such consent cannot be obtained, Seller shall use its best efforts to (1) assist Buyer to obtain its own direct contract on terms acceptable to Buyer or (2) effect an arrangement, with Buyer's consent, whereby Buyer will be able to enjoy the benefits of the Contingent Provider Contract (solely with respect to the Medicaid product) from and after the Effective Date.

          (b) Notices to Providers and Members.

               (i) Unless otherwise required by AHCA, not more than five (5) days after the execution of this Agreement, Seller shall send a notice (in a form mutually acceptable to Seller and Buyer and in accordance with AHCA requirements) (the "Provider Notice") to all providers subject to a Designated Provider Contract, which (A) advises such providers that their contract may be assigned to Buyer at Closing, (B) specifies the obligations and liabilities under such contract that would be retained by Seller and assumed by Buyer and the anticipated Closing date, and (C) with respect to each Contingent Provider Contract, requests the provider's consent to the (partial, where applicable) assignment of such contract. If Buyer amends Schedule 7.1 to add a Designated Provider Contract, then within two (2) days of receipt of the amended schedule, Seller shall send a similar notice to each provider whose contract was so added.

               (ii) Until the thirtieth (30th) day after the Effective Date, Seller shall monitor responses from all providers who have a Contingent Provider Contract and use commercially reasonable follow-up contacts to secure the requested consents to assignment.

               (iii) As soon as Seller and Buyer mutually agree is practicable (based on Seller having received consents to assignment of a substantial number of the Contingent Provider Contracts), but in no event later than April 28, 2003, Seller and Buyer shall meet with AHCA and provide them with a list of the Members who are assigned to a primary care physician whose Contingent Provider Contract is not as of such time assignable to Buyer (the "Affected Member").

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

               (iv) Promptly after advising AHCA of the Affected Members, Seller shall request permission from AHCA to send any notice to the Members required by the Pre-Closing Conditions Related to the Closing Governmental Authorizations (the "Member Notice") and upon receipt of AHCA's permission, Seller shall, subject to Section 7.1(b)(v) below, take such action as may be necessary to disseminate and mail the Member Notice to all Members that AHCA requires receive notification (in a form mutually acceptable to Seller and Buyer and in accordance with AHCA requirements) (Seller shall promptly provide AHCA and Buyer with such certifications concerning the discharge of such obligation as may reasonably be requested).

               (v) Immediately prior to the dissemination of the first Member Notice, (A) the Closing Governmental Authorizations shall have been obtained (subject only to the Pre-Closing Conditions Related to the Closing Governmental Authorizations), (B) Seller and Seller's Parent shall certify in writing to Buyer that as of such date they are not in breach of their respective representations, warranties or covenants hereunder and (C) Buyer shall certify in writing to Seller that as of such date Buyer is not in breach of its representations, warranties or covenants hereunder.

               (vi) After the dissemination of the Member Notice and until the thirtieth (30th) day after the Effective Date, Seller shall continue to use best efforts to obtain the consent to assignment of any Contingent Provider Contract which Buyer continues to request; however, the receipt of such consents shall not be a condition to Closing.

          (c) Preparation for Transfer and Transition. To ensure an effective transition and transfer of the Members into Buyer's Medicaid Plan, at all times prior to the Closing Date Seller shall:

               (i) Cooperate and work with Buyer in transition planning;

               (ii) Orient, educate and otherwise train Buyer and Buyer's employees (and permit Buyer's employees to work with Seller's employees in an observer capacity) regarding (and make information available to Buyer and Buyer's employees concerning) (A) Seller's current operating and medical management policies and procedures (to ensure continuity of administration) associated with the Medicaid Business (including, without limitation, medical management policies and procedures used by Seller's outsourced vendors and information concerning Seller's sales practices, policies, data and personnel),
(B) the health plan benefits and services offered by Seller to the Members, including, without limitation, member services, member outreach and education, and preventative medicine programs, and (C) the Seller Medicaid Providers and provider contracts, provided, such activities shall be conducted at Seller's principal place of business and shall be conducted in a manner that will not unreasonably interfere with Seller's business operations;

               (iii) (A) grant Buyer access to and use of a reasonable amount of its office space for purposes of transition planning, (B) assist Buyer to interface with the phone and information networks used by Seller in connection with the Medicaid Business, and (C) make available to Buyer, in all media reasonably available, such information as may prepare Buyer to pay claims arising under the Assumed Provider Contracts from and after the Effective Date, including provider numbers and compensation terms, provided, such activities shall be conducted in a manner that will not unreasonably interfere with Seller's business operations;

               (iv) Use commercially reasonable efforts to assist Buyer in its preparation for the implementation of the Medicaid Business medical management policies and procedures (e.g., case management and discharge planning) of Buyer and such other Medicaid Business operational policies and procedures that Buyer may reasonably request (Seller shall be solely responsible for its operations prior to Closing, and shall keep Buyer duly informed in respect of all such operations);

               (v) Within three (3) business days following a request by Buyer, identify for Buyer any then pending or unresolved provider or member complaints or grievances and grant Buyer with access to such complaint and grievance logs as may be reasonably requested;

               (vi) Participate, in an observer capacity, with Seller's line staff in certain day to day matters, provided, such activities shall be coordinated between Seller and Buyer and shall be conducted in a manner that will not unreasonably interfere with Seller's business operations; and

               (vii) Within five (5) days after the execution of this Agreement, provide Buyer with an electronic extract of all of Seller's AMISYS data as of the date of this Agreement for the Designated Medicaid Providers, including the data elements listed on Schedule 1.1(d).

     7.2 Additional Covenants of Seller. Seller further covenants and agrees with Buyer as follows:

          (a) Affirmative Business Covenants. Except with the prior written consent of Buyer in its reasonable discretion, prior to the Closing Date, Seller shall conduct the Medicaid Business only in the ordinary course as heretofore conducted and shall do the following:

               (i) Preserve the Special Intangible Medicaid Assets and the other assets required for the Medicaid Business and maintain the operations of the Medicaid Business;

               (ii) Preserve the goodwill of its relationships with Members, Seller Medicaid Providers, AHCA and other regulatory bodies, suppliers, employees and others having business relations with it related to the Medicaid Business;

               (iii) Maintain the Designated Provider Contracts (other than any contracts which are validly terminated by a provider without cause or which Seller elects to terminate in order to best serve the interests of the Medicaid Business) (absent urgent circumstances related to patient safety, Seller agrees to use reasonable efforts to confer with Buyer in advance of effecting any such termination) and ensure that each such contract contains all terms and provisions required by Seller's Florida Medicaid Contract, AHCA or any other applicable governmental authority and/or under any applicable statute, rule or regulation (including, without limitation, HIPAA);

               (iv) Comply in all material respects with all regulations and laws applicable to it in the conduct of the Medicaid Business;

               (v) Maintain, in accordance with past practice, its network of Seller Medicaid Providers, and cause the credentialing and re-credentialing of such providers in accordance with AHCA, AAAHC and NCQA requirements;

               (vi) Cause its medical management policies and procedures (including utilization review and pre-authorization procedures) to be applied and conducted consistent with past practice and in accordance with Seller's Florida Medicaid Contract and all applicable laws, rules and regulations; and

               (vii) Use best efforts to cause, subject to AHCA's policies and procedures then in effect, all involuntary disenrollment submissions to be made for each month prior to the Effective Month and for the Effective Month, notwithstanding whether as of Closing the submission for the Effective Month is then due.

          (b) Negative Business Covenants. On and after the date hereof and prior to Closing, Seller shall not take any of the following actions, or agree to take any such actions, except with the prior written consent of Buyer in its sole discretion:

               (i) Merge or consolidate with any other corporation or other entity or permit any other entity to merge into it (unless the surviving entity has an equal or better net worth than Seller and is bound by the terms of this Agreement and prepared to perform its obligations hereunder) (no such merger or consolidation shall release Seller's Parent from its obligations hereunder);

               (ii) Authorize or make any material change in the operation of the Medicaid Business; lease, license, sell or dispose of any part of the Special Intangible Medicaid Assets; or otherwise enter into any contract, transaction or commitment related to the Medicaid Business, other than in the ordinary course of business, consistent with past practice;

               (iii) Take or omit to take any action, or permit the occurrence of any change or event, which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date;

               (iv) Authorize or make any material change in the customary terms and conditions upon which it does business with respect to the Medicaid Business, including, without limitation, modifications to its provider compensation or accounting methodologies (e.g., manner of setting IBNR reserves);

               (v) Terminate or amend in any material respect any Designated Provider Contract or enter into any material provider contract with a Seller Medicaid Provider (other than any contracts which are validly terminated by a provider without cause or which Seller elects to terminate in order to best serve the interests of the Medicaid Business) (absent urgent circumstances related to patient safety, Seller agrees to use reasonable efforts to confer with Buyer in advance of effecting any such termination);

               (vi) Fail to pay any material medical claim liability when due (other than medical claims which are pended in the ordinary course of business consistent with past practice); and

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

               (vii) Unless otherwise expressly permitted under the terms of this Agreement, take or omit to take any action which would adversely affect the ability of any Party to obtain the Closing Governmental Authorizations or consents of private parties required for this Transaction or which would adversely affect its ability to perform its covenants and agreements contained herein.

          (c) Notification. Seller shall promptly advise Buyer in writing of any material adverse change, known or threatened, in (i) the financial condition, business or affairs of the Medicaid Business, or (ii) the accuracy of the representations and warranties of Seller made herein.

          (d) Other Offers. On and after the date hereof and prior to Closing, neither Seller nor Seller's Parent shall (nor permit any of their respective officers, directors, employees, or agents to), directly or indirectly, solicit, encourage, facilitate, entertain, or accept, including by way of furnishing information, any inquiries or proposals for the sale of the Medicaid Business or any of the Special Intangible Medicaid Assets (or any inquiries or proposals concerning the sale of the equity in Seller, by merger, consolidation, share exchange, stock sale or other transaction, to the extent the consummation of the Transaction would be proscribed or impaired in any material manner) or the termination of Seller's Florida Medicaid Contract. Each Party acknowledges and agrees that any remedy at law for breach of the foregoing covenant shall be inadequate and, in addition to any other relief which may be available, the non-breaching Party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages, posting bond or providing surety, and without regard to the adequacy of any remedy at law. Seller represents and warrants that as of the date hereof there is no stand-by agreement or back-up contract with respect to the sale of the Medicaid Business and it has terminated all discussions with third parties with respect to such proposed sale.

          (e) Change in Accounting Policies. Prior to Closing, Seller will not make any material change in its present accounting policies or its present fiscal year, as they relate to the Medicaid Business, except as may be required by GAAP or SAP (and provided Buyer is promptly notified in writing of the nature of and reason for the change and Seller provides Buyer with such information as may reasonably be requested concerning the pro forma effect of such change on the Financial Statements attached hereto).

          (f) Additional Financial Information. Within three (3) days of receipt from their auditor, each of Seller and Seller's Parent shall deliver to Buyer a copy of such party's audited balance sheet as of December 31, 2002 and the related audited income statement for the twelve (12) month period ended December 31, 2002, all prepared in accordance with GAAP (the "Audited Year-End Statements"). Seller shall use commercially reasonable efforts to furnish to Buyer, within thirty (30) days (or, solely in the case of the delivery required under clause (v) below, thirty-five (35) days) of the end of each month prior to Closing, copies of the following for each such month: (i) Seller's unaudited consolidated balance sheet and income statements prepared in accordance with SAP, (ii) Seller's unaudited income statement for the Medicaid Business prepared in accordance with GAAP and detail of key Medicaid line of business balance sheet accounts (including, without limitation, claims payable and accounts receivable), (iii) Seller's Medicaid Data Warehouse Lag Reports (detailed by physician, inpatient and all other), (iv) Seller's statement of accrued IBNR for the Medicaid Business, (v) Seller's Parent's combined consolidating balance sheet prepared in accordance with GAAP, and (vi) such other financial reports as Buyer may reasonably request (based on a bona fide stated purpose and use), provided Seller will not be required to incur an unreasonable expense or cost in connection with such additional requested reports (the foregoing audited and unaudited statements and reports are collectively, the "Interim Monthly Reports").

     7.3 Other General Covenants.

          (a) Confidentiality. Except as otherwise required in the performance by the Parties of their respective obligations hereunder and otherwise required by law, any non-public information Seller, on the one hand, and Buyer, on the other hand, shall receive from the other during the course of the investigation contemplated pursuant hereto shall remain and be kept as confidential information by them and all copies thereof will be returned promptly at the request of the Party furnishing such information in the event of the termination of this Agreement. Each of the Parties may disclose such information to their respective Affiliates, counsel, accountants, representatives, professional advisors and consultants, as each Party deems necessary to perform its obligations hereunder. Notwithstanding anything to the contrary set forth herein, Seller hereby acknowledges and consents to the use of its name, a description of the Special Intangible Medicaid Assets, the Medicaid Business and this Transaction, in any securities filings which may be distributed from time to time.

          (b) Public Announcements. Buyer may issue a press release at any time, subject to Seller's prior approval, which shall not be unreasonably withheld or delayed; provided, no such approval shall be required if Buyer and its Affiliates believe in good faith that a public disclosure is required by applicable law or regulation, court process or by any listing or trading agreement concerning its publicly-traded securities. Neither Seller nor Seller's Parent (or any of their Affiliates) shall at any time whether prior to or after Closing issue any press release or any other public statement or other communication with respect to the subject matter of this Agreement or the transactions contemplated hereby or Seller's reasons for selling the Medicaid Business without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

          (c) Access to Information Prior to the Closing Date; Supplements to Schedules.

               (i) Between the date of execution of this Agreement and the Closing Date, Seller shall provide the authorized representatives of Buyer with access at all reasonable times to the offices, books and records of Seller (including, without limitation, the policies, procedures and manuals used by Seller in connection with the Medicaid Business), to permit Buyer to make such inspections and/or copies of such books and records as it may reasonably require and will cause its officers to furnish Buyer with such financial and operating data and other information with respect to the Medicaid Business and the Special Intangible Medicaid Assets as Buyer may from time to time reasonably request. Buyer's right of access and inspection shall be exercised in such a manner as to not interfere unreasonably with Seller's operations. Within five (5) days of the execution of this Agreement (and prior to commencing such visits, inspections and contacts), the parties shall identify their respective transition teams and shall establish protocols so that the transition teams may coordinate their efforts and the manner in which visits, inspections and contacts are to be conducted. Each transition team will have a lead person with in-depth knowledge of operations who will be available on a daily basis.

               (ii) Between the date of execution of this Agreement and the Closing Date, Seller shall provide Buyer with supplemental information on any matters previously disclosed on the schedules hereto or otherwise reported to Buyer (including, without limitation, providing Buyer with information concerning any Designated Medicaid Provider that has terminated, or indicated an intent to terminate, a Designated Provider Contract), and Seller hereby represents and warrants that such supplements shall be true, correct and complete in all material respects as of the date or dates thereof. Such supplements shall not in any way be deemed or construed to modify any representations or warranties previously made, all of which shall continue in full force and effect, nor shall the provision of such supplements be deemed or construed to cure or otherwise excuse any breach of a representation or warranty by Seller under ARTICLE 4.

               (iii) Prior to Closing, Seller shall provide to Buyer on a weekly basis all such information as Buyer may reasonably request regarding (A) services which are pending because they are subject to an open authorization (including, without limitation, open authorizations related to any outsourced vendor, such as behavioral health, vision, dental, that performs medical management) and (B) pre-authorization requests which have been denied in the sixty (60) days prior to the date Buyer requests such information.

          (d) Access to Information After the Closing Date.

               (i) From and after the Closing Date, Seller shall (A) for so long as Seller is required by law or the terms of Seller's Florida Medicaid Contract after the termination of such contract (but in no event less than two (2) years), maintain and, upon Buyer's prior written request, provide the authorized representatives of Buyer with access at such place, date and time as Seller may reasonably designate (such date to be within five (5) business days of the request) to, the books, records, information and contracts included within the Special Intangible Medicaid Assets, as well as books and records of Seller with respect to the operation of the Medicaid Business prior to the Effective Date and the fulfillment of Seller's obligations under Seller's Medicaid Contract and
(B) for so long as Seller is continuing to pay and run-out the medical claim liabilities included in the Excluded Liabilities and otherwise discharge its obligations under Seller's Florida Medicaid Contract, continue to compile, generate and update such management, cost and utilization reports (including claims lag and experience reports) for pre-Effective Date services as it would prepare in the normal course of business, or as Buyer may reasonably request (based on a bona fide stated purpose and use) (provided Seller will not be required to incur an unreasonable expense or cost in connection with such additional requested reports), and promptly forward such reports to Buyer. If after Closing Buyer is required to file any reports related to the Members, the Designated Medicaid Providers party to an Assumed Provider Contract or the services provided to the Members and the periods covered by such reports include any period prior to the Effective Date, Seller shall, upon Buyer's request, supply the required information and provide Buyer with such certifications regarding the information as may be required in connection with Buyer's filings.

               (ii) Buyer shall maintain the confidentiality of the confidential member information that it receives from Seller in the same manner as it maintains the confidentiality of all other member information that it has or generates, all in accordance with applicable law. Such information shall be maintained for so long as Buyer is required to maintain it under the terms of Buyer's Florida Medicaid Contract and applicable law. After Closing, upon Seller's prior written request, Buyer shall provide the authorized representatives of Seller with access at such place, date and time as Buyer may reasonably designate (such date to be within five (5) business days of the request) to the member records transferred to Buyer at Closing, provided, Seller has a bona fide need for such access (such as defending litigation with a former member) and Buyer receives appropriate consents and authorizations. During such inspections, Seller shall be entitled, at Seller's sole risk and expense, to obtain copies of such patient records, but only for purposes of pending litigation involving a former Member to whom such records refer, as certified in writing by Seller's counsel prior to obtaining such copies. Following their use, Seller shall promptly return all copies so obtained. Any such access to the records or Buyer's personnel shall be upon the condition that such access not materially interfere with the business operations of Buyer.

          (e) Further Assurances. Each Party shall, at any time and from time to time after the Closing Date, upon request of any other Party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments, transfers, powers of attorney and assurances as may be reasonably required in order to carry out the intent of this Agreement.

          (f) Payment of Excluded Liabilities; Discharge of Pre-Effective Date Medical Claim Liabilities. Seller shall pay, perform and discharge in due course all of its obligations with respect to Seller's Florida Medicaid Contract for periods prior to the Effective Date (and the termination and close-out of such contract) and any of the Excluded Liabilities. Without limiting the foregoing, Seller shall specifically administer, pay and run out all of its medical claim liabilities related to dates of service prior to the Effective Date and all Excluded Claims and perform all reporting obligations under Seller's Florida Medicaid Contract (or imposed as part of the Closing Governmental Authorizations) in connection with the performance by Seller of its obligations with respect to the Medicaid Business for periods prior to the Effective Date. In connection with the discharge of such claims, to the extent any of the claims payment information for such claims is received by Buyer after the Effective Date, Buyer shall use commercially reasonable efforts to forward such information to Seller within five (5) business days. Seller shall on or before the Closing Date provide Buyer with such information as may be reasonably required by Buyer to identify the Excluded Claims and to refer them to Seller. Buyer shall use commercially reasonable efforts to apply its medical management protocols and procedures related to Members covered under a Span Admission in the same manner in which Buyer applies its medical management protocols and procedures to its members generally.

          (g) Employee Interviews. During the period prior to Closing, Seller shall, upon Buyer's written request, provide Buyer with a list of personnel who provide services to the Medicaid Business and make available (including providing reasonable access to Buyer) for interviews and post-Closing employment by Buyer all employees who perform most of their services for the Medicaid Business (including the marketing staff) and such other employees, if any, as Seller and Buyer may mutually agree. Buyer shall not be obligated to interview or hire any of such employees, and in the event Buyer hires any of such employees, the terms of such employment shall be determined by Buyer in its sole discretion and without any assumption of Seller's obligations or liabilities to such employees. Prior to Closing, Buyer shall identify which of the available employees Buyer intends to hire at Closing, and Seller shall accept the resignation of such employees, contingent upon Closing, so that they may become "new hires, at-will" of Buyer as of the Effective

Date or such later date as Buyer and the employee shall agree. Except as expressly permitted in this Section 7.3(g), between the date hereof and the Closing Date Buyer shall not solicit for employment any employees of Seller who perform most of their services for the Medicaid Business without the consent of Seller.

          (h) Credentialing. At Closing, Seller shall deliver to Buyer a schedule which lists on a month-by-month basis all Designated Medicaid Providers under Assumed Provider Contracts who are scheduled for recredentialing following the Effective Date. Seller shall also provide to Buyer at Closing a copy, in Microsoft Access, of its entire credentialing database with respect to Designated Medicaid Providers under Assumed Provider Contracts. To the extent Buyer deems it reasonably necessary, Seller and Buyer shall negotiate in good faith the terms of a commercially standard delegation agreement pursuant to which Buyer would be deemed to have delegated to Seller and Seller would be deemed to have accepted (at no charge) the credentialing duties related to such Designated Medicaid Providers under Assumed Provider Contracts until the earlier of each such provider's recredentialing date or Buyer's revocation of the delegation; provided, the discharge of such duties shall be based solely on the information compiled by Seller prior to Closing; and, provided, further, such agreement shall have customary limitations on Seller's liability (such as limitations on liability to the extent of errors related to fraud or material misrepresentations by third parties). After execution of this Agreement and until the thirtieth (30th) day after the Effective Date, Buyer shall be provided with such access as may be necessary to audit at least fifty (50) of Seller's redacted/blinded credentialing files in respect of Designated Provider Contracts (as Buyer may randomly select) and to generally audit Seller's credentialing policies and procedures.

          (i) Termination of Bonus Pools/Funds. Seller shall ensure in connection with the assignment of the Assumed Provider Contracts that all periodic bonus payments from a shared risk or referral services pool/fund in respect of the Medicaid Business, if any, are closed on an interim basis such that Seller shall be responsible to reconcile and settle such pools through Closing and shall pay any required bonuses, and Buyer shall be responsible to reconcile and settle pools related to periods of service from and after the Effective Date in respect of the Medicaid Business.

          (j) Regulatory Updates. Seller shall promptly advise Buyer of any regulatory changes which are reasonably likely to have a material impact on the Special Intangible Medicaid Assets or Medicaid Business following the Closing Date.

          (k) Rate Adjustment/Assessments. Seller acknowledges that there may be certain reductions in payments made by AHCA to Buyer after the Effective Date (by way of offset or recoupment) as a result of a determination by AHCA that Seller was overpaid for services rendered by Seller prior to the Effective Date or that Seller was not otherwise entitled to receive payment at the capitation rates used (an "Overpayment"). Seller hereby agrees that in the event AHCA seeks to collect an Overpayment from Buyer by way of offset, recoupment, assessment or otherwise, Seller shall promptly reimburse Buyer for all such Overpayments. Buyer shall notify Seller of any efforts initiated by AHCA to collect an Overpayment so that Seller may take such legal action as Seller deems appropriate related to such effort. If Seller is able to enjoin AHCA's action or otherwise obtain a stay of AHCA's collection efforts which excuses Buyer from any present obligation, Buyer agrees to not voluntarily pay AHCA any amounts on account of the Overpayment through the duration of such injunction or stay.

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

          (l) Covenant Not to Use Name. In order that Buyer may have and enjoy the full benefit of the Special Intangible Medicaid Assets and the Medicaid Business, Seller agrees that it will not use or permit any Person under its joint or individual control to use the name "St. Augustine Medicaid" or any logo associated therewith, or any confusingly similar copyright, trademark, trade name, service mark, service name, slogan or assumed name or logo in any manner whatsoever in connection with any business, including, without limitation, the use of any such copyright, trademark, trade name, service mark, service name, slogan or assumed name or logo in promotional materials, except to the extent necessary to discharge Seller's obligations hereunder, including, without limitation, the payment of all Excluded Liabilities.

          (m) Post-Closing Cooperation. In addition to the obligations otherwise provided herein, each of the parties hereto agrees that after Closing the parties shall cooperate with each other in providing information reasonably required by the other party in connection with the preparation of required reports, audits, responses to member inquiries and similar matters where access to records is needed; provided, the out-of-pocket costs of providing information shall be borne by the party requesting such information.

          (n) Special Notices.

               (i) After the date of this Agreement and prior to Closing, Seller and Seller's Parent shall give prompt written notice to Buyer of (A) the occurrence, or failure to occur, of any event that has caused any representation or warranty of Seller or Seller's Parent, as applicable, contained in this Agreement to be untrue in any material respect, and (B) any failure of Seller or Seller's Parent, as applicable, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Such notification shall not in any way be deemed or construed to modify any representations, warranties or covenants previously made by Seller or Seller's Parent, all of which shall continue in full force and effect, nor shall such notification be deemed or construed to cure or excuse the breach so disclosed, limit Buyer's recourse with respect thereto or affect the applicability of the condition that would not be satisfied as a result of such breach.

               (ii) After the date of this Agreement and prior to Closing, Buyer shall give prompt written notice to Seller and Seller's Parent of (A) the occurrence, or failure to occur, of any event that has caused any representation or warranty of Buyer contained in this Agreement to be untrue in any material respect, and (B) any failure of Buyer to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Such notification shall not in any way be deemed or construed to modify any representations, warranties or covenants previously made by Buyer, all of which shall continue in full force and effect, nor shall such notification be deemed or construed to cure or excuse the breach so disclosed, limit the recourse of Seller or Seller's Parent with respect thereto or affect the applicability of the condition that would not be satisfied as a result of such breach.

          (o) Confidentiality.

               (i) After Closing, Seller and Seller's Parent agree to comply with all confidentiality covenants set forth in the Noncompetition Agreement.

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

               (ii) After Closing, Buyer agrees that it will keep confidential and not disclose to any third party any confidential information disclosed by Seller or Seller's Parent pursuant to that certain Confidentiality Agreement dated November 6, 2002 which is related to Seller or Seller's Parent, unless and to the extent (i) such confidential information is part of Special Intangible Medicaid Assets or (ii) disclosure is (x) required by law, (y) required to enforce Buyer's rights under this Agreement or (z) such information is or becomes generally known to and available for use by the public other than as a result of the fault of Buyer or the fault of any other person known to Buyer to be bound by a duty of confidentiality to Seller or Seller's Parent.

               (iii) With respect to information that is included in the Special Intangible Medicaid Assets and relates to Seller's operation of the Medicaid Business (the "Acquired Information Concerning Operations"), Buyer agrees to use commercially reasonable efforts to protect the confidentiality of such information with the same degree of care used to protect its own confidential and proprietary information. In the event Buyer receives a request or demand for Acquired Information Concerning Operations pursuant to interrogatories, requests for information, subpoena, civil investigative demand or similar process involving an action against Seller, Buyer shall use commercially reasonable efforts to (i) give notice thereof to Seller so that Seller may, at its sole cost and expense, seek an appropriate protective order, and (ii) consult with Seller on the advisability of taking legally available steps to resist or narrow such request. If, in the absence of a protective order obtained by Seller, Buyer is, in the opinion of its counsel, required to disclose such Acquired Information Concerning Operations or should disclose such information to avoid prejudicing Buyer's legal position, Buyer may disclose such information. The foregoing notwithstanding, nothing herein shall be deemed or construed as limiting Buyer's ownership interest in the Acquired Information Concerning Operations (which shall be absolute and exclusive of any rights of Seller) or as limiting Buyer's right to use or transfer the Acquired Information Concerning Operations for such business purposes as Buyer may determine in its sole discretion, including, without limitation, in connection with any asset sale by Buyer.

                                    ARTICLE 8

                        EXPENSES, INDEMNITY AND SURVIVAL

     8.1 Expenses.

          (a) Except as expressly set forth in Sections 8.1(b) and 8.1(c) below or as otherwise provided in this Agreement, Seller, on the one hand, and Buyer, on the other hand, shall be responsible for their own costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of counsel, accountants, brokers, finders and consultants. (For the avoidance of doubt, Seller or its Affiliates shall be solely responsible for and shall pay any and all fees and expenses of Cain Brothers & Company, LLC.)

          (b) All applicable state sales taxes and transfer taxes, if any, in respect of the transactions contemplated hereby shall be borne by Seller.

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

          (c) All out-of-pocket costs and expenses related to effecting all provider and member communications required in connection with this Transaction shall be equally shared by Seller and Buyer.

     8.2 Indemnification by Seller and Seller's Parent. (a) Subject to Section 8.2(b), Seller and Seller's Parent, jointly and severally, shall indemnify, defend and hold harmless Buyer and its Affiliates from and against, and will reimburse Buyer and its Affiliates the amount of, any damage, expense, liability, claim or loss (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to, and amounts paid or required to be paid in settlement of, any claim, suit, action or proceeding, including, without limitation, claims, suits, actions or proceedings to enforce this indemnity obligation), whether or not involving a Third Party Claim (collectively "Losses"), suffered, sustained, incurred, paid or required to be paid by Buyer which arises out of, results from or is related to:

               (i) the breach by Seller or Seller's Parent of any representation, warranty, covenant or agreement contained in this Agreement (without giving effect to any supplement or bring down to the disclosure schedules prior to or at Closing) (for avoidance of doubt, Seller and Seller's Parent shall be jointly and severally liable for breaches of representations, warranties and covenants under this ARTICLE 8 notwithstanding any other term or provision of this Agreement in which such representations, warranties or covenants are made severally by the parties);

               (ii) any of the Excluded Assets or the Excluded Liabilities, including, without limitation (A) any liabilities of Seller and/or Seller's Parent not related to the Medicaid Business, (B) any liabilities of Seller and/or Seller's Parent related to the Medicaid Business for periods prior to the Effective Date (including, without limitation, medical claim liabilities with dates of service prior to the Effective Date for all Members or the Excluded Provider Contracts), (C) all Taxes imposed on the Medicaid Business, the Special Intangible Medicaid Assets or the Assumed Liabilities as a result of operations relating to the Medicaid Business conducted prior to the Effective Date, and (D) any obligations and liabilities related to employees of Seller (including obligations and liabilities related to any such employees who are employed by Buyer following Closing for periods prior to the Effective Date) and the Excluded Benefit Plans;

               (iii) any of the Excluded Claims;

               (iv) any claim (known or unknown, contingent or otherwise, whether arising in contract, contribution, indemnity, tort or otherwise), suit, action or proceeding that relates to Seller, Seller's Parent, the Assumed Provider Contracts or the Medicaid Business in which the principal event giving rise thereto occurred prior to the Effective Date or which arises out of or results from any action or inaction prior to the Effective Date by Seller, Seller's Parent or any director, officer, employee or agent of Seller or Seller's Parent; or

               (v) the matters described in item numbers 2 and 7 on Schedule
4.13.

Buyer acknowledges that for any claim for indemnification where Seller and Seller's Parent are jointly and severally liable, all notices shall be sent to Seller prior to or concurrently with notices to Seller's Parent as required pursuant to Section 11.5.

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

          (b) The obligations of Seller and Seller's Parent set forth in this
ARTICLE 8 shall be subject to the following limitations and restrictions:

               (i) (A) neither Seller nor Seller's Parent shall be obligated to indemnify Buyer until such time as the total Losses Buyer has suffered, sustained, incurred, paid or is required to pay by reason of all breaches are in excess of a $50,000 aggregate threshold (at which point Seller and Seller's Parent shall jointly and severally indemnify Buyer from and against all Losses relating back to the first dollar) and (B) there will be an aggregate ceiling on the obligation of Seller and Seller's Parent to indemnify Buyer equal to $10,000,000; provided, however, that these limitations shall not apply with respect to any Losses arising from or in connection with (x) any intentional misrepresentation or fraud, (y) any breach of representation or warranty contained in Sections 4.1, 4.2, 4.10 or 4.11, or (z) any breach of any covenant or agreement, all of which shall be indemnified on a dollar-for-dollar basis.

               (ii) Seller and Seller's Parent shall have no liability with respect to any claim or other assertion of a right to recover Losses for any breach of the representations, warranties and covenants of Seller and Seller's Parent contained in this Agreement unless Buyer delivers to Seller notice of such matter within two (2) years after the Closing Date, except for (x) any breach of an agreement or covenant by either Seller and Seller's Parent for which indemnification shall be required if Buyer delivers notice to Seller at any time prior to expiration of the applicable period under the statute of limitations therefor, (y) any breach of a representation or warranty contained in Sections 4.1, 4.2 or 4.10, for which there shall be no time limitations in which Buyer must deliver notice to Seller to be entitled to indemnification hereunder, and (z) any breach of a representation and warranty contained in
Section 4.11 for which indemnification shall be required if Buyer delivers notice of such matter to Seller prior to expiration of the statute of limitations applicable to assessments of taxes by governmental authorities with respect to each period prior to the Closing Date.

     8.3 Indemnification by Buyer.

          (a) Subject to Section 8.3 below, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates from and against, and will reimburse Seller and its Affiliates the amount of, any Losses suffered, sustained, incurred, paid or required to be paid by Seller which arises out of, results from or is related to:

               (i) the breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement (without giving effect to any supplement or bring down to the disclosure schedules prior to or at Closing);

               (ii) any of the Assumed Liabilities; or

               (iii) any claim made by a third party that relates to Buyer, the Assumed Provider Contracts or Buyer's operation of the Medicaid Business after the Effective Date in which the principal event giving rise thereto occurred on or subsequent to the Effective Date or which arises out of or results from any action or inaction on or after the Effective Date by Buyer or any officer, director, employee or agent of Buyer, except to the extent such Losses arise out of, result from or are related to the Excluded Liabilities or constitute Losses for which Seller and Seller's Parent are required to indemnify Buyer under Section 8.2 above.

          (b) Buyer's obligations set forth in ARTICLE 8 shall be subject to the following limitations and restrictions:

               (i) (A) Buyer shall not be obligated to indemnify Seller and its Affiliates until such time as the total Losses Seller or its Affiliates have suffered, sustained, incurred, paid or are required to pay by reason of all breaches are in excess of a $50,000 aggregate threshold (at which time Buyer shall indemnify Seller and its Affiliates from and against all Losses relating back to the first dollar); and (B) there will be an aggregate ceiling on the obligation of Buyer to indemnify Seller and its Affiliates equal to $10,000,000; provided, however, that these limitations shall not apply with respect to any Losses arising from or in connection with any intentional misrepresentation or fraud.

               (ii) Buyer shall have no liability with respect to any claim or other assertion of a right to recover Losses for any breach of the representations, warranties and covenants of Buyer contained in this Agreement, unless Seller delivers to Buyer notice of such matter within two (2) years after the Closing Date, except for (x) any breach of a representation or warranty contained in Sections 5.1 or 5.2 for which there shall be no time limitations in which Seller must deliver notice to Buyer to be entitled to indemnification hereunder, and (y) any breach of an agreement or covenant for which indemnification shall be required if Seller delivers notice to Buyer at any time prior to expiration of the applicable period under the statute of limitations therefor.

     8.4 No Offsets. Neither Seller nor Buyer shall have the right to offset amounts payable to the other Party under this Agreement because of outstanding claims, liabilities or obligations asserted by Seller or Buyer, as applicable, against such other Party under any other provision of this Agreement.

     8.5 Indemnification Procedure--Third Party Claims.

          (a) Promptly after receipt by an indemnified party of notice of a claim from a third party (a "Third Party Claim") which may give rise to a claim for indemnification hereunder, such indemnified party shall, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of such Third Party Claim. Notwithstanding the foregoing, the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnified party's failure to give such notice, and then only to the extent of such prejudice.

          (b) Any indemnifying party will have the right to defend the indemnified party against the Third Party Claim with counsel of its choice reasonably satisfactory to the indemnified party so long as (i) the indemnifying party notifies the indemnified party in writing within ten (10) days after the indemnified party has given notice of the Third Party Claim that the indemnifying party will indemnify the indemnified party from and against the entirety of any Loss the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the indemnified party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the indemnified party, and (v) the indemnifying party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the indemnifying party is conducting the defense of the Third Party Claim in accordance with Section 8.5(b) above, (i) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnifying party (not to be withheld or delayed unreasonably), and (iii) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnified party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the indemnifying party and does not impose an injunction or other equitable relief on the indemnified party.

          (d) In the event any of the conditions in Section 8.5(b) above is or becomes unsatisfied in any material respect, however, (i) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, any indemnifying party in connection therewith), (ii) the indemnifying parties will reimburse the indemnified party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the indemnifying parties will remain responsible for any Loss the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ARTICLE 8.

          (e) With respect to any Third Party Claim subject to indemnification:
(i) both the indemnified person and the indemnifying person, as the case may be, shall keep the other fully informed of the status of such Third Party Claims and any related proceedings where such other person is not represented by its own counsel, and (ii) the parties agree to render to each other such assistance as they may reasonably require of each other (provided the indemnified party shall be entitled to reimbursement of its reasonable costs and expenses) and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim.

     8.6 Indemnification Procedure-Other Claims. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.

     8.7 Survival. All representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Transaction for the periods set forth in this ARTICLE 8. The right to indemnification, reimbursement, or other remedy based on the breach of such representations, warranties, covenants and obligations shall not be affected by any due diligence or other investigation conducted by the Party seeking relief. The waiver of any condition based on the accuracy of any representations or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based on the breach of such representations, warranties, covenants and obligations.

     8.8 Exclusive Remedy; Mitigation; No Double Recovery.

          (a) Except in the case of intentional misrepresentation or fraud, and except for claims of injunctive or other equitable relief for which monetary damages covered by an indemnity set forth herein are not adequate, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty made by Seller, Seller's Parent or Buyer shall be the remedies provided by this ARTICLE 8.

          (b) Each indemnified party shall use reasonable efforts (as it shall determine in good faith) to mitigate to the extent practical the amount of any Losses for which it is entitled to seek indemnification hereunder.

          (c) Notwithstanding anything herein to the contrary, no party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party has been indemnified or reimbursed for such amount under any other provision of this Agreement.

          (d) All payments under this ARTICLE 8 shall be treated as adjustments to the Purchase Price.

                                    ARTICLE 9

                                   TERMINATION

     9.1 Termination of Agreement. This Agreement may be terminated prior to Closing as follows:

          (a) By Buyer, by giving written notice to Seller prior to Closing, (i) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach, or (ii) if any condition in Section 6.1 or
6.2 has not been satisfied as of September 30, 2003 (or if satisfaction of such condition by such date is or becomes impossible) (other than through failure of Buyer to fully comply with its obligations under this Agreement) and Buyer has not waived such condition on or before such date;

          (b) By Seller, by giving written notice to Buyer prior to Closing, (i) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach, or (ii) if any condition in Section 6.1 or
6.3 has not been satisfied as of September 30, 2003 (or if satisfaction of such condition by such date is or becomes impossible) (other than through failure of Seller to fully comply with its obligations under this Agreement) and Seller has not waived such condition on or before such date; or

          (c) By mutual written consent of Seller and Buyer.

     9.2 Effect of Termination. Each Party's right of termination under Section
9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement will terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach), except that the obligations of the Parties in this
Section 9.2 and Section 7.3(a) and ARTICLE 11 will survive.

                                   ARTICLE 10

                                   DEFINITIONS

     10.1 Certain Defined Terms. Unless the context otherwise specifies or requires, the following terms have the meanings specified below:

          "Acquired Information Concerning Operations" shall have the meaning given in Section 7.3(o).

          "Affected Members" shall have the meaning given in Section
7.1(b)(iii).

          "Affiliate" means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person; (iii) any officer, director or partner of such Person; and (iv) if such Person is an officer, director or partner, any such company for which such Person acts in such capacity.

          "Agreement" means this Asset Purchase Agreement, as originally executed, as amended, supplemented or otherwise modified from time to time.

          "AHCA" shall have the meaning given in the Recitals.

          "Ancillary Agreements and Instruments" means those agreements and instruments required to be executed in accordance with this Agreement by Seller or Buyer as the context so requires.

          "Assumed Liabilities" shall have the meaning given in Section 2.1.

          "Assumed Provider Contracts" shall have the meaning given in Section 1.1(b).

          "Audited Year End Statements" shall have the meaning given in Section 7.2(f).

          "Bankruptcy" means with respect to any Party: (i) the filing of an application by such Party for, or its consent to, the appointment of a trustee, receiver or custodian of its assets; (ii) the entry of an order for relief with respect to such Party in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (iii) the making by such Party of a general assignment for the benefit of creditors;
(iv) the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or custodian of the assets of such Party; (v) the failure by such Party generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code or the admission in writing of its inability to pay its debts as they become due.

          "Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus or incentive plan or program.

          "Business Day" means a day on which commercial banking institutions in Norfolk, Virginia are open for the transaction of substantially all of their banking business.

          "Buyer" means AMERIGROUP Florida, Inc.

          "Buyer's Adjustment Statement" shall have the meaning given in Section 3.2(e).

          "Buyer's Florida Medicaid Contract" shall have the meaning given in the Recitals.

          "Buyer's Medicaid Plan" shall have the meaning given in the Recitals.

          "Closing" shall have the meaning given in Section 3.4.

          "Closing Date" means the date of Closing, as determined pursuant to
Section 3.4.

          "Closing Governmental Authorizations" shall have the meaning given in
Section 6.1(a).

          "Closing Transferred Membership" shall have the meaning given in
Section 3.2(c).

          "CMS" means Centers for Medicare & Medicaid Services.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

          "Contingent Provider Contracts" shall have the meaning given in
Section 7.1(a)(ii).

          "Definitive Statement" shall have the meaning given in Section 3.2(e).

          "Designated Medicaid Provider" means the providers with whom Seller has contracted through a Designated Provider Contract.

          "Designated Provider Contracts" shall have the meaning given in
Section 7.1(a)(i).

          "DFS" means the Florida Department of Financial Services.

          "Dual Product Provider Contract" shall have the meaning given in
Section 1.1(b).

          "Effective Date" shall have the meaning given in Section 3.4.

          "Effective Month" shall have the meaning given in Section 3.2(c).

          "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S) 3(2).

          "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S) 3(1).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

          "Escrow Account" shall have the meaning given in Section 3.3(a).

          "Escrow Agreement" shall have the meaning given in Section 3.3(a).

          "Escrow Deposit" shall have the meaning given in Section 3.3(a).

          "Excess Amount" shall have the meaning given in Section 3.3(b)(iii).

          "Excluded Assets" shall have the meaning given in Section 1.2.

          "Excluded Claims" shall have the meaning given in Section 2.2(b).

          "Excluded Benefit Plans" shall have the meaning given in Section
2.2(e).

          "Excluded Liabilities" shall have the meaning given in Section 2.2.

          "Excluded Provider Contracts" shall have the meaning given in Section 1.2(b).

          "Financial Statements" shall have the meaning given in Section 4.4(a).

          "Florida Medicaid Program" shall have the meaning given in the Recitals.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          "Governmental Authorizations" means the governmental licenses, franchises, permits, privileges, immunities, approvals and other governmental authorizations that a Party needs to own its assets and operate its business as it is now being operated.

          "HMO" shall have the meaning given in the Recitals.

          "IBNR" means incurred but not reported claims and incurred but not paid claims.

          "Independent Accounting Firm" shall have the meaning given in Section 3.2(e)."Interim Monthly Reports" shall have the meaning given in Section 7.2(f).

          "Knowledge", when used with respect to a representation or warranty by Seller, shall mean the actual knowledge of the officers of Seller (and any officers of Seller's Parent rendering services to Seller) who hold the position of vice president or any senior position thereto, provided such persons shall be deemed to have knowledge of a fact or matter if a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of discharging their duties or conducting a reasonable investigation for purposes of making a representation or warranty. For avoidance of doubt, the vice presidents of Seller include the persons listed on Schedule 10.1.

          "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, charge, pledge, assignment, hypothecation, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or other encumbrance of any nature whatsoever on or with respect to any cash, property, right to receive income or other assets of any nature whatsoever.

          "Loss" or "Losses" shall have the meaning given in Section 8.2.

          "Medicaid Business" shall have the meaning given in the Recitals.

          "Member Notice" shall have the meaning given in Section 7.1(b)(iv).

          "Members" shall have the meaning given in the Recitals.

          "NCQA" means National Committee for Quality Assurance.

          "Overpayment" shall have the meaning given in Section 7.3(k)

          "Party" or "Parties" has the meaning given in the Preamble.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, a government or any agency, authority or political subdivision thereof.

          "PIP Regulation" shall have the meaning given in Section 4.7(f).

          "Pre-Closing Conditions Related to the Closing Governmental Authorizations" shall have the meaning given in Section 6.1.

          "Preliminary Purchase Price" shall have the meaning given in Section 3.1.

          "Provider Notice" shall have the meaning given in Section 7.1(b)(i).

          "Purchase Price" shall have the meaning given in Section 3.1.

          "Reconciliation Month" shall have the meaning given in Section 3.2(d)

          "Reconciled Transferred Membership" shall have the meaning given in
Section 3.2(d).

          "RTE Files" shall have the meaning given in Section 3.2(d).

          "SAP" means statutory accounting principles as prescribed by NAIC Accounting Practices and Procedures Manual and consistently applied.

          "Seller" means AvMed, Inc., a Florida not-for-profit corporation.

          "Seller's Adjustment Statement" shall have the meaning given in
Section 3.2(e).

          "Seller's Enrolled RTEs" shall have the meaning given in Section
3.2(d).

          "Seller's Florida Medicaid Contract" shall have the meaning given in the Recitals.

          "Seller's Medicaid Plan" shall have the meaning given in the Recitals.

          "Seller Medicaid Provider" shall have the meaning given in the Recitals.

          "Seller's Parent" means SantaFe HealthCare, Inc., a Florida not-for-profit corporation.

          "Seller's Parent's Representations and Warranties" shall mean all representations and warranties under Sections 4.1, 4.2, 4.3, 4.4, 4.17, 4.18 and
4.19 that relate to Seller's Parent, as specifically identified.

          "Seller's Representations and Warranties" shall mean all representations and warranties in ARTICLE 4.

          "Shortfall Amount" shall have the meaning given in Section 3.3(b)(ii).

          "Span Admission" shall have the meaning given in Section 2.2(b).

          "Special Intangible Medicaid Assets" shall have the meaning given in
Section 1.1.

          "Statement of Restated Members" shall have the meaning given in
Section 3.2(d).

          "Taxes" means all federal, state, local and foreign income, employment, franchise, capital stock, premium taxes, excise, gross receipts, sales, use, personal property (including, without limitation, Florida intangible), escheat, real estate and stamp taxes, payments in lieu of taxes, levies, duties, assessments and fees of any nature, together with all related penalties, fines or additions to tax or interest thereon.

          "Tax Returns" shall have the meaning given in Section 4.11.

          "Third Party Claim" shall have the meaning given in Section 8.5(a).

          "Transaction" means the transactions described under ARTICLE 1,
ARTICLE 2, and ARTICLE 3 hereof.

          "Transferred Members" shall be those Members who are enrolled in Buyer's Medicaid Plan as a result of consummation of the Transaction.

     10.2 Accounting Terms. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

     10.3 Other Definition Provisions. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa and "or" is used in the sense of "and/or." The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     The following shall be applicable throughout the term of this Agreement:

     11.1 Amendments and Waivers; Construction. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be set forth in a writing signed by each Party, and then only to the extent specifically set forth therein. This Agreement shall not be construed more strictly against one Party than the other by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that each Party has contributed substantially and materially to the preparation of this Agreement.

     11.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of Seller and Buyer and their respective successors and assigns. No Party may assign or transfer any of its rights under this Agreement or any interest herein without the prior written consent of the other party hereto and any such assignment without such consent shall be null and void; provided, however, Buyer shall be entitled to assign this Agreement to a party acquiring all or substantially all of its assets.

     11.3 Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In producing this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

     11.4 No Waivers by Implication. No course of dealing on the part of any Party or its respective officers, directors, employees, consultants or agents, nor any failure or delay by any Party with respect to exercising any of its respective rights, powers or privileges under this Agreement or law shall operate as a waiver thereof. No waiver by any Party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed a further or continuing waiver of any condition or covenant, representation or warranty of this Agreement.

     11.5 Notices. Unless otherwise specified herein, all notices, requests and other communications to any Party hereunder (i) shall be in writing (ii) shall be given to such Party at its address set forth below or such other address as such Party may hereafter specify for that purpose by notice to the other Parties and (iii) shall be delivered by hand or certified mail, postage prepaid, return receipt requested, or nationally-recognized overnight courier service.

          If to Seller:

               AvMed, Inc.
               4300 N.W. 89th Boulevard
               Gainesville, Florida 32606
               Attention: Mr. Robert C. Hudson, Chief Executive

          If to Seller's Parent:

               SantaFe HealthCare, Inc.
               4300 N.W. 89th Boulevard
               Gainesville, Florida 32606
               Attention: Mr. Robert C. Hudson, President and
                                Chief Executive Officer

          With Copies (in each case) to:

               Stephen J. DeMontmollin, Esquire
               Senior Vice President & General Counsel
               4300 N.W. 89th Boulevard
               Gainesville, Florida 32606

               Gary Scott Davis, P.A.
               McDermott, Will & Emery
               201 South Biscayne Boulevard
               Miami, Florida 33131

          If to Buyer (or Buyer ):

               AMERIGROUP Corporation
               4425 Corporation Lane, Suite 300
               Virginia Beach, Virginia 23462
               Attention: Stanley F. Baldwin, Esquire, Senior Vice President
                             and General Counsel

          With a Copy to:

               Thomas C. Inglima, Esquire
               Willcox & Savage, P.C.
               1800 Bank of America Center
               Norfolk, Virginia 23510

Each such notice, request or other communication shall be effective (a) if delivered by hand, on the date of such delivery, (b) if given by certified mail, upon receipt, or (c) if given by overnight courier, when delivered at the address specified in this Section.

     11.6 Reproductions. This Agreement and all other documents, instruments and agreements in the possession of any Party which relate hereto or thereto may be reproduced by such Party, and any such reproduction shall be admissible in evidence, with the same effect as the original itself, in any judicial or other administrative proceeding, whether the original is in existence or not. No Party will object to the admission in evidence of any such reproduction, unless the objecting Party reasonably believes that the reproduction does not accurately reflect the contents of the original and objects on that basis.

     11.7 Entire Agreement. This Agreement, together with the exhibits and schedules to this Agreement, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between such Parties relating to the subject matter hereof and thereof, including, without limitation, that certain Letter of Intent between AMERIGROUP Corporation and Seller dated December 27, 2002. If there is a conflict between the terms, conditions, representations, warranties and covenants contained in this Agreement and any other document, then the provisions in this Agreement shall control.

     11.8 Exhibits, Schedules and Attachments. The exhibits, schedules and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits, schedules and attachments and the provisions of this Agreement, the provisions in this Agreement shall control. Each Party is responsible for the accuracy of its respective schedules regardless of any assistance provided by the other Party in connection with the preparation of the schedules. After the date of this Agreement, Seller (a) may update Schedule 4.7(a) to reflect providers that have been added or terminated after the date of this Agreement, and (b) may update Schedules 4.7(b), 4.7(c), 4.7(e), 4.7(f), 4.7(g), and 4.7(h) to reflect changes caused by additions or deletions made by Buyer to Schedule 7.1. Such updates shall be delivered as soon as practicable, but in no event later than five (5) days prior to Closing. Any disclosure made in one schedule may be incorporated by reference into one or more other schedules so long as such other schedules expressly identify the disclosure to be incorporated and the purpose for which it is being incorporated is clear.

     11.9 Rights Cumulative. Except as set forth herein, all rights, powers and remedies herein given to each Party are cumulative and not alternative, and are in addition to all statutes or rules of law; any forbearance or delay by such Party in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by such Party.

     11.10 Governing Law, Waiver of Jury Trial, etc.. This Agreement, and the rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within Florida. EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     11.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

     11.12 Captions. The captions of and sections in this Agreement are for convenience of reference only, shall not define or limit the provisions hereof and shall not have any legal or other significance whatsoever.

     11.13 Third Party Rights. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any Person or entity not a party to this Agreement or the successor or assign thereof.

     11.14 Time of Essence. TIME IS OF THE ESSENCE in the performance of this Agreement.

     11.15 Written Agreement Required/No Oral Modification. Notwithstanding any negotiations or discussions between Seller and/or Buyer, or any statements made in connection therewith, there shall be no legally binding agreement with regard to the transactions contemplated by and the subject matter of this Agreement, unless and until Seller and Buyer have each duly executed and delivered to each other a final agreement among them.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        AMERIGROUP FLORIDA, INC., a Florida
                                        corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                        AVMED, INC., a Florida not-for-profit
                                        corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                        SANTAFE HEALTHCARE, INC., a Florida
                                        not-for-profit corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT B

                       FORM OF BILL OF SALE AND ASSIGNMENT

                                    EXHIBIT C

                        FORM OF NONCOMPETITION AGREEMENT

                                    EXHIBIT D

                            FORM OF SELLER'S OPINION

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT F

                             FORM OF BUYER'S OPINION

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                                 SCHEDULE 1.1(d)

                           Provider Database Elements

1. Name (with first name broken out from last name, and with name suffixes (Jr., Sr.)) - if the provider is a facility or ancillary, full name only is necessary

2.   Degree

3.   Specialties (and whether practicing as a PCP or specialist in each)

4.   Foreign language capabilities (or confirmation that there are none)

5.   All hospital affiliations

6.   Gender

7.   Ethnicity

8.   Social Security Number

9.   Date of Birth

10.  Tax Numbers; for each tax number:

     . Office addresses including street, city, state, zip, county, phone number, fax number (or confirmation that there is no fax), PCP office hours

     .    Billing address (if different from office address)

     . Group name, if any, and whether payment is to the group or to the individual (Group TIN and Billing address info if payment is to the group)

     .    Age restrictions

     . Reimbursement schedule for this tax number (i.e., capitation of FFS data)

     .    PCP age restrictions

     .    Whether or not each provider's practice is closed to new members

     .    Panel Status (open vs. closed)

11.  License Number

12.  Medicaid number

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13.  AvMed's provider or affiliation number

14.  DEA Number

15.  Credentialing Status codes

16.  Provider professional education data (medical schools, residency, etc.)